Exhibit 10.6

Execution Version

CREDIT AGREEMENT

dated as of July 1, 2026

among

ALLIANCE RESOURCE PARTNERS, L.P.

and

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.,

as Holdings

ALLIANCE MINERALS, LLC,

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

TRUIST BANK,

as Administrative Agent

TRUIST SECURITIES, INC.,

as Lead Arranger and Bookrunner

i

Schedules
Schedule I	-	Applicable Margin
Schedule II	-	Commitment Amounts
Schedule III	-	Closing Date Acquisition Agreement
Schedule 4.5	-	Environmental Matters
Schedule 4.14	-	Loan Parties and Restricted Entities
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 4.19	-	Material Agreements
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments
Schedule 10.1	-	Address for Notices

Exhibits
Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Notice of Conversion/Continuation
Exhibits D-1 – D-4	-	Form of Tax Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2026, by and among ALLIANCE RESOURCE PARTNERS, L.P., a Delaware limited partnership (“ARLP”), ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (“AROP”, and together with ARLP, whether collectively or individually (as the context may require), “Holdings”), ALLIANCE MINERALS, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower, in the form of a term loan; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders, to the extent of their respective Commitments as defined herein, are willing severally to make a term loan to the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Holdings, the Borrower, the Lenders and the Administrative Agent, hereby agree as follows:

Article I

DEFINITIONS; CONSTRUCTION

Section 1.1Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified:

“Acquired Consolidated Cash Flow” means, with respect to any Acquired Entity or Business (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated Cash Flow of such Pro Forma Entity (determined using such definitions as if references to the Borrower and the Subsidiary Loan Parties therein were to such Pro Forma Entity and in the case of any Acquired Entity or Business, its Subsidiaries that become Subsidiary Loan Parties, all as determined on a consolidated basis for such Pro Forma Entity).

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated Cash Flow.”

“Acquisition” shall mean, as to any Person, (a) the purchase or other acquisition (in one transaction or a series of transactions, including through a merger) of a majority or more of the equity interests of another Person or all or substantially all of the property, assets or business of another Person or of the assets constituting a business unit, line of business or division of another Person or (b) the acquisition (in one transaction or a series of transactions, including through a merger) of any Oil and Gas Properties of another Person.

“Administrative Agent” shall mean Truist Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by or otherwise acceptable to the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person.  For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“AllDale I” shall mean AllDale Minerals, LP, a Texas limited partnership.

“AllDale II” shall mean AllDale Minerals II, LP, a Texas limited partnership.

“AllDale III” shall mean AllDale Minerals III, LP, a Texas limited partnership.

“AllDale IV” shall mean AllDale Minerals IV, LP, a Texas limited partnership.

“Alliance Royalty” shall mean Alliance Royalty, LLC, a Delaware limited liability company.

“AllRoy GP” shall mean AllRoy GP, LLC, a Delaware limited liability company.

“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to Holdings, the Borrower, each other Group Member, their respective Subsidiaries and/or their respective Unrestricted Subsidiaries concerning or relating to bribery or corruption.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, the percentage per annum determined by reference to the applicable principal amount of the Loan outstanding on such date as set forth on Schedule I.

“Approved Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“AR Midland” shall mean AR Midland, LP, a Delaware limited partnership.

“ARLP” shall have the meaning set forth in the introductory paragraph hereof.

“AROP” shall have the meaning set forth in the introductory paragraph hereof.

“AROP Indenture” means the Indenture, dated June 12, 2024, among AROP and Alliance Resource Finance Corporation, as issuers, ARLP, the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

“AROP Notes” means, collectively (i) the 8.625% Senior Notes due June 15, 2029 issued by AROP and Alliance Resource Finance Corporation (as co-issuer) pursuant to the AROP Indenture on June 12, 2024 and (ii) any other notes issued by AROP and Alliance Resource Finance Corporation (or an Affiliate of AROP and/or Alliance Resource Finance Corporation) pursuant to the AROP Indenture.

“Arranger” shall mean Truist Securities, Inc., in its capacity as sole lead arranger and bookrunner.

“Asset Sale” shall mean any Disposition by the Borrower, any Subsidiary Loan Party or any Restricted Entity of property pursuant to Section 7.6(i), 7.6(k) or 7.6(l).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Associated Persons” shall have the meaning set forth in Section 10.20.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of the Borrower and the Subsidiary Loan Parties to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to the Borrower or any Subsidiary Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time.  In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider.  No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” shall mean any of the following services provided to the Borrower or any Subsidiary Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) Term SOFR for an Interest Period of one (1) month, plus 1.00% and (iv) zero percent (0%).  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent and the Lenders may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively.

“Base Rate Borrowing” shall mean a Borrowing that bears interest at a rate based on the Base Rate.

“Base Rate Loan” shall mean a Loan that bears interest at a rate based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(b).

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Daily Simple SOFR; and

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing of the Loan.

“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a SOFR Loan, a determination of Term SOFR or a notice with respect to any of the foregoing, any day that is also a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (subject to the provisions of Section 1.3).

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, profits interests or any other “equity security” (as such term is defined in Rule 3a11 1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Capitalized Lease” shall mean, for any Person, each lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to the provisions of Section 1.3).

“Cavalier Minerals” shall mean Cavalier Minerals JV, LLC, a Delaware limited liability company.

“CavMM” shall mean CavMM, LLC, a Delaware limited liability company.

“Change in Control” shall mean the occurrence of one or more of the following events:

(a)the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), other than the Permitted Holders, of the right to elect or appoint a majority of the board of directors of the general partner of ARLP or, if ARLP no longer has a general partner, the board of directors (or Person performing a similar function) of ARLP;

(b)(i) Alliance Resource Management GP, LLC ceases to be the sole general partner of ARLP or (ii) MGP II, LLC ceases to be the managing general partner of AROP;

(c)(i) ARLP ceases to directly or indirectly own 100% of the Capital Stock of AROP, AllRoy GP or MGP II, LLC or (ii) AROP ceases to directly own 100% of the Capital Stock of the Borrower;

(d)AllRoy GP ceases to (i) directly own 100% of the Capital Stock of CavMM or (ii) be the sole general partner of AR Midland, AllDale I, AllDale II, AllDale III or AllDale IV;

(e)CavMM ceases to be the sole managing member of Cavalier Minerals;

(f)(i) the Borrower ceases to directly own 100% of the Capital Stock of Alliance Royalty, (ii) Alliance Royalty and AllRoy GP cease to collectively directly own 100% of the Capital Stock of AR Midland, (iii) the Borrower ceases to directly own at least 96% of the membership interests of Cavalier Minerals, (iv) Alliance Royalty ceases to directly own at least 28.33% of the limited partnership interests of AllDale I or Alliance Royalty ceases to directly own at least 27.18% of the limited partnership interests of AllDale II, or (v) the Borrower ceases to directly own at least 46.92% of the limited partnership interests of AllDale III or the Borrower ceases to directly own at least 78.573% of the limited partnership interests of AllDale IV;

(g)Cavalier Minerals ceases to directly own at least 71.66% of the limited partnership interests of AllDale I or at least 72.81% of the limited partnership interests of AllDale II;

(h)(i) AllDale III ceases to directly own 100% of the Capital Stock of Orchid AD3, LLC, Arbala AD3, LLC, North Fork AD3, LLC or Tundra AD3 GP, LLC or directly or indirectly own 100% of the Capital Stock of Tundra AD3, LP or (ii) AllDale IV ceases to directly own 100% of the Capital Stock of Ranchito AD4 GP, LLC, Herrera AD4, LLC, Ojeda AD4, LLC, Calle Doce AD4, LLC, Avila AD4, LLC or Maudie AD4 GP, LLC or directly or indirectly own 100% of the Capital Stock of Ranchito AD4, LP or Maudie AD4, LP; or

(i)the occurrence of a “change of control”, or similar provision, under or with respect to any Material Indebtedness.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 3.1 and 3.2 have been satisfied or waived in accordance with Section 10.2.

“Closing Date Acquisition” shall mean, collectively, the acquisition by the Borrower of limited partner interests in AllDale III and AllDale IV and interests in the general partners of AllDale III and AllDale IV such that, following such acquisition, conversion of partnership interests and simplification of the partnership interest ownership in AllDale III and AllDale IV, on the Closing Date, Borrower and AllRoy GP collectively own (i) all of the general partnership interest (composed of a 0% non-economic general partnership interest) in each of AllDale III and AllDale IV, (ii) 46.92% of the limited partnership interests in AllDale III, and (iii) 78.573% of the limited partnership interests in AllDale IV, all pursuant to the terms of the Closing Date Acquisition Documents.

“Closing Date Acquisition Agreement” shall mean, collectively, the agreements identified on Schedule III.

“Closing Date Acquisition Documents” shall mean, collectively, the Closing Date Acquisition Agreement and each other document, instrument, certificate and agreement executed and delivered in connection therewith.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all property and assets of any Loan Party, now owned or hereafter acquired, upon which a Lien in favor of the Administrative Agent is created or purported to be created pursuant to the Collateral Documents.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreements, the Control Account Agreements and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings, stock powers, acknowledgments of pledge and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make a Loan hereunder on the Closing Date, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule II.  The aggregate principal amount of all Lenders’ Commitments as of the Closing Date is $150,000,000.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Commodity Hedging Transaction” means any Hedging Transaction relating to Hydrocarbons.

“Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit B.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Cash Flow” shall mean, for the Borrower and the Subsidiary Loan Parties for any period, the excess, if any of (i) the sum of (A) Consolidated Net Income for such period plus (B) to the extent deducted in determining Consolidated Net Income for such period and to the extent not excluded from Consolidated Net Income pursuant to the definition thereof, and without duplication (1) non-cash charges acceptable to the Administrative Agent determined on a consolidated basis in accordance with GAAP, (2) Consolidated Interest Expense and (3) income tax expense determined on a consolidated basis in accordance with GAAP over (ii) the sum of (A) any non-cash items increasing Consolidated Net Income for such period and (B) any cash charges for such period to the extent that such charges constituted non-cash items for a previous period and to the extent such charges are not otherwise included in the determination of Consolidated Net Income; provided that Consolidated Cash Flow shall be increased or decreased by (without duplication):

(1)there shall be included in determining Consolidated Cash Flow for any period, without duplication, the Acquired Consolidated Cash Flow of any Person or business, or attributable to any property or asset acquired by the Borrower or any Subsidiary Loan Party during such period (but not the Acquired Consolidated Cash Flow of any related Person or business or any Acquired Consolidated Cash Flow attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Borrower or such Subsidiary Loan Party (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired Consolidated Cash Flow of such Acquired

Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion); and

(2)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated Cash Flow for any period the Disposed Cash Flow of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Subsidiary Loan Party during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) based on the actual Disposed Cash Flow of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

For the purposes of calculating Consolidated Cash Flow, (x) no amounts of any Restricted Entities or any Unrestricted Subsidiaries shall be taken into account in calculating Consolidated Cash Flow, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such Restricted Entity or such Unrestricted Subsidiary, as the case may be, (y) no amounts of any Person that is not a Subsidiary of the Borrower or any Subsidiary Loan Party or that is accounted for by the equity method of accounting shall be taken into account in calculating Consolidated Cash Flow, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such Person, and (z) no amounts of any non-consolidated entity of the Borrower or the Subsidiary Loan Parties or in which any other Person has a joint interest or any joint venture shall be taken into account in calculating Consolidated Cash Flow, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such, as the case may be.

“Consolidated Debt Service” shall mean, for the Borrower and the Subsidiary Loan Parties for any period, the sum (without duplication) of (i) interest on the Loans accrued or paid during period and (ii) scheduled principal payments of the Loans accrued or paid during such period.

“Consolidated EBITDA” shall mean, for the Borrower and the Subsidiary Loan Parties for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period and to the extent not excluded from Consolidated Net Income pursuant to the definition thereof, and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, and (D) all other non-cash charges acceptable to the Administrative Agent determined on a consolidated basis in accordance with GAAP, in each case for such period; less (iii) to the extent included in determining Consolidated Net Income for such period, and without duplication, (A) unusual and non-recurring gains, and (B) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition); provided that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period the Borrower or any Subsidiary Loan Party shall have consummated an Acquisition or any sale, transfer or other disposition of any Person, business, property or assets, in each case, involving a Person, business, property or assets which generated in excess of five percent (5%) of the Consolidated EBITDA during such period, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of.  For the purposes of calculating Consolidated EBITDA, (x) no amounts of any Restricted Entities or any Unrestricted Subsidiaries shall be taken into account in calculating Consolidated EBITDA, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such Restricted Entity or such Unrestricted Subsidiary, as the case may be, (y) no amounts of any Person that is not a Subsidiary of the Borrower or any Subsidiary Loan Party or

that is accounted for by the equity method of accounting shall be taken into account in calculating Consolidated EBITDA, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such Person, and (z) no amounts of any non-consolidated entity of the Borrower or the Subsidiary Loan Parties or in which any other Person has a joint interest or any joint venture shall be taken into account in calculating Consolidated EBITDA, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such, as the case may be.

“Consolidated Interest Expense” shall mean, for the Borrower and the Subsidiary Loan Parties for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).  For the avoidance of doubt, no amounts of any Restricted Entities or any Unrestricted Subsidiaries shall be taken into account in calculating Consolidated Interest Expense.

“Consolidated Net Income” shall mean, for the Borrower and the Subsidiary Loan Parties for any period, the net income (or loss) of the Borrower and the Subsidiary Loan Parties for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (iii) any equity interest of the Borrower or any Subsidiary Loan Party in the unremitted earnings of any Person that is not a Subsidiary Loan Party and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary Loan Party or is merged into or consolidated with the Borrower or any Subsidiary Loan Party or the date that such Person’s assets are acquired by the Borrower or any Subsidiary Loan Party.  For the purposes of calculating Consolidated Net Income, (x) no amounts of any Restricted Entities or any Unrestricted Subsidiaries shall be taken into account in calculating Consolidated Net Income, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such Restricted Entity or such Unrestricted Subsidiary, as the case may be, (y) no amounts of any Person that is not a Subsidiary of the Borrower or any Subsidiary Loan Party or that is accounted for by the equity method of accounting shall be taken into account in calculating Consolidated Net Income, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such Person, and (z) no amounts of any non-consolidated entity of the Borrower or the Subsidiary Loan Parties or in which any other Person has a joint interest or any joint venture shall be taken into account in calculating Consolidated Net Income, except to the extent of the amount of dividends or distributions actually paid in cash to the Borrower or a Subsidiary Loan Party during such period by such, as the case may be.

“Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Borrower and the Subsidiary Loan Parties measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in clause (xi) of the definition thereof.

“Consolidated Total Secured Debt” shall mean, as of any date, all Indebtedness of the Borrower and the Subsidiary Loan Parties that is secured by, or required to be secured by, a Lien (including, for the avoidance of doubt, Indebtedness under the Loan Documents) measured on a consolidated basis as of such date, but excluding Indebtedness of the type described in clause (xi) of the definition thereto.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a Permitted Third Party Bank, in each case in form and substance satisfactory to the Administrative Agent.

“Controlled Account” shall have the meaning set forth in Section 5.11(a).

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Service Coverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Debt Service, in each case, measured for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement; provided, that (a) for the Fiscal Quarter ending September 30, 2026, Consolidated EBITDA will be calculated by multiplying Consolidated EBITDA for such Fiscal Quarter by four (4) and Consolidated Debt Service will be calculated by multiplying Consolidated Debt Service for such Fiscal Quarter by four (4), (b) for the Fiscal Quarter ending December 31, 2026, Consolidated EBITDA will be calculated by multiplying Consolidated EBITDA for the two (2) Fiscal Quarter period ending on December 31, 2026 by two (2) and Consolidated Debt Service will be calculated by multiplying Consolidated Debt Service for the two (2) Fiscal Quarter period ending on December 31, 2026 by two (2), (c) for the Fiscal Quarter ending March 31, 2027, Consolidated EBITDA will be calculated by multiplying Consolidated EBITDA for the three (3) Fiscal Quarter period ending on March 31, 2027 by four-thirds (4/3) and Consolidated Debt Service will be calculated by multiplying Consolidated Debt Service for the three (3) Fiscal Quarter period ending on March 31, 2027 by four-thirds (4/3), and (d) for each Fiscal Quarter thereafter, Consolidated EBITDA will be calculated by adding Consolidated EBITDA for the four (4) consecutive Fiscal Quarters ending on such date and Consolidated Debt Service will be calculated by adding Consolidated Debt Service for the four (4) consecutive Fiscal Quarters ending on such date.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.9(b).

“Defaulting Lender” shall mean, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), or (d) has, or has a direct or indirect Parent Company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disposed Cash Flow” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated Cash Flow of such Sold Entity or Business (determined as if references to the Borrower and the Subsidiary Loan Parties in the definition of Consolidated Cash Flow were references to such Sold Entity or Business and its respective Subsidiaries that were Subsidiary Loan Parties), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” shall have the meaning set forth in Section 7.6.

“Dollar(s)” and the sign “$” shall mean the lawful money of the United States.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Engagement Letter” shall mean that certain engagement letter, dated June 1, 2026, executed by Truist Securities, Inc. and Truist Bank and accepted by ARLP and the Borrower.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043(c) of ERISA with respect to a Pension Plan (other than an event as to which the PBGC has waived under Part 4043 of the PBGC Regulations the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance on any assets of a Loan Party, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan, or the receipt by Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section

406 of ERISA; or (viii) any filing of a notice of intent to terminate any Pension Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Erroneous Payment” shall have the meaning set forth in Section 9.15(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning set forth in Section 9.15(d).

“Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 9.15(d).

“Erroneous Payment Subrogation Rights” shall have the meaning set forth in Section 9.15(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Accounts” shall mean (a) each account for which all of the deposits consist of amounts utilized to fund payroll, employee benefit or tax obligations of Holdings, the Borrower or any Subsidiary Loan Party, (b) escrow, pre-funding, trust and fiduciary accounts, in each case, solely holding amounts held for the benefit of third parties in the ordinary course of business (including, without limitation, escrow accounts in respect of Investments permitted under this Agreement) and (c) “zero balance” accounts.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extraordinary Receipts” shall mean any cash received by the Borrower or any Subsidiary Loan Party in respect of (a) indemnity payments or (b) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase or acquisition agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.  For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

“Fiscal Quarter” shall mean any fiscal quarter of Holdings or the Borrower, as the context may require.

“Fiscal Year” shall mean any fiscal year of Holdings or the Borrower, as the context may require.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

“Floor” shall mean a rate of interest equal to 0%.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Person” shall mean any Person that is not a U.S. Person.

“Foreign Subsidiary” shall mean, with respect to any Person, a Subsidiary of such Person that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members” shall mean, collectively, each Loan Party and each Restricted Entity.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (but not to exceed any cap or maximum liability applicable to the Guarantee) or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean Holdings and each of the Subsidiary Loan Parties.

“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties) and/or the Guaranty and Security Agreement (Holdings), as the context requires.

“Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties)” shall mean the Guaranty and Security Agreement, dated as of the Closing Date, made by the Borrower and the Subsidiary Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Guaranty and Security Agreement (Holdings)” shall mean the Guaranty and Security Agreement, dated as of the Closing Date, made by Holdings in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Guaranty and Security Agreement Joinder” shall mean each joinder substantially in the form of Annex I to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties), executed and delivered by a Subsidiary Loan Party pursuant to Section 5.12.

“Guaranty and Security Agreement Supplement” shall mean each supplement substantially in the form of Annex III to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties), executed and delivered by a Subsidiary Loan Party pursuant to Section 5.12.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holdings” shall have the meaning set forth in the introductory paragraph hereof.

“Holdings’ General Partners” shall have the meaning set forth in Section 10.20.

“Hydrocarbon Interests” has the meaning set forth in the definition of “Oil and Gas Properties”.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by products and other substances derived therefrom or the processing thereof, including natural gas liquids, and all other minerals and substances produced in conjunction with such substances, including, sulfur, geothermal steam, water, carbon dioxide, helium and any and all minerals, ores or substances of value and the products and proceeds therefrom.

“Increased Cost Lender” shall have the meaning set forth in Section 2.19.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, for purposes of Section 8.1(f), trade payables overdue by more than sixty (60) days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under or in respect of (x) letters of credit, bankers’ acceptances, demand guarantees and similar independent undertakings or (y) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person (other than surety bonds, performance bonds and similar instruments incurred in the ordinary course of business and required by Requirements of Law in connection with the exploration, development or operation of coal properties or Oil and Gas Properties), (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) all Off-Balance Sheet Liabilities and (xi) all net Hedging Obligations.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedging Transaction on any date shall be deemed to be the Hedge Termination Value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (viii) above that is expressly made nonrecourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Interest Period” shall mean with respect to any SOFR Borrowing, a period of one (1), three (3) or six (6) months (in each case, subject to the availability thereof); provided that:

(a)the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;

(c)any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

(d)each principal installment of the Loan shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Loan shall have an Interest Period determined as set forth above;

(e)no Interest Period may extend beyond the Maturity Date; and

(f)no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in such Notice of Conversion/Continuation.

“Investments” shall have the meaning set forth in Section 7.4.

“IRS” shall mean the United States Internal Revenue Service.

“Lender-Related Hedge Provider” shall mean any Person that, (a) at the time it enters into a Hedging Transaction with any Loan Party, is a Lender or an Affiliate of a Lender and (b) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, such Person has provided prior written notice to the Administrative Agent, which has been acknowledged by the Borrower, setting forth (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time.  In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider.  In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof, but does not include the Administrative Agent in its capacity as the Administrative Agent.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, collateral assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other  security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the Engagement Letter, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the term loan made by the Lenders to the Borrower pursuant to Section 2.2.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreements” shall mean, (i) with respect to the Borrower, the Subsidiary Loan Parties and the Restricted Entities, (a) all agreements, indentures or notes governing the terms of any Material Indebtedness of the Borrower, any Subsidiary Loan Party or any Restricted Entity, (b) all employment and non-compete agreements with management of the Borrower, any Subsidiary Loan Party or any Restricted Entity, (c) the Closing Date Acquisition Documents to which the Borrower, any Subsidiary Loan Party or any Restricted Entity is a party, and (d) all other agreements, documents, contracts, indentures and instruments pursuant to which (x) the Borrower, any Subsidiary Loan Party or any Restricted Entity is obligated to make payments in any twelve (12)-month period of $5,000,000 or more, (y) the Borrower, any Subsidiary Loan Party or any Restricted Entity expects to receive revenue in any twelve (12)-month period of $5,000,000 or more and (z) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect and (ii) with respect to Holdings, (a) all agreements, indentures or notes governing the terms of any Material Indebtedness of Holdings and (b) the Closing Date Acquisition Documents to which Holdings is a party.

“Material Indebtedness” shall mean any Indebtedness (other than the Commitments and the Loans) of Holdings, the Borrower or any Subsidiary Loan Party individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount.  For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Maturity Date” shall mean the earlier of (i) January 1, 2028 and (ii) the date on which the principal amount of the outstanding Loan has been declared or automatically has become due and payable (whether by acceleration or otherwise).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or an ERISA Affiliate, and each such plan for the five (5)-year period immediately following the latest date on which Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale, Recovery Event or Extraordinary Receipts, the proceeds thereof actually received by Borrower or a Subsidiary Loan Party in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) reasonable and documented attorneys’ fees, accountants’ fees and investment banking and similar fees, in each case, directly attributable to such transactions, actually paid in connection therewith to Persons who are not Affiliates of Holdings, the Borrower or any other Group Member, (ii) amounts required to be applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and (iii) Taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes payable by the Borrower or any Subsidiary Loan Party in connection with such Asset Sale, Recovery Event or Extraordinary Receipt; provided, that if such estimated amounts exceed the amount of actual Taxes required to be paid in respect of such Asset Sale, Recovery Event or Extraordinary Receipt, the amount of such excess shall constitute Net Cash Proceeds and (b) in connection with any incurrence or issuance of Indebtedness or Capital Stock, the cash proceeds actually received by Borrower or a Subsidiary Loan Party from any such issuance or incurrence, net of reasonable and documented attorneys’ fees, investment banking and similar fees and accountants’ fees, in each case, directly attributable to such transactions, and actually paid in connection therewith to Persons who are not Affiliates of Holdings, the Borrower or any other Group Member, and any Taxes paid or reasonably estimated to be actually paid in connection therewith; provided, that if such estimated amounts exceed the amount of actual Taxes required to be paid in respect of such incurrence or issuance of Indebtedness or Capital Stock, the amount of such excess shall constitute Net Cash Proceeds.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation.  “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such

Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2(b) and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-U.S. Plan” shall mean any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries, primarily for the benefit of employees of Holdings, the Borrower, such other Group Member or such Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notes Indebtedness” means, collectively, (i) all Indebtedness under the AROP Notes, (ii) all Indebtedness of Holdings evidenced by bonds, debentures, notes or other similar instruments that are comparable to the AROP Notes or the AROP Indenture, and (iii) all Refinancing Indebtedness with respect to the Indebtedness described in the foregoing clauses (i) and (ii).

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.4(b).

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, any Lender or the Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Commitment or Loan including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations of the Loan Parties under the Loan Documents, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising under this Agreement or the other Loan Documents, (b) all Hedging Obligations owed by Borrower or any Subsidiary Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Oil and Gas Properties” means (i) all present and future interests and estates existing under any oil, gas and/or mineral leases, or other liquid or gaseous hydrocarbon leases, including, without limitation, working interests, royalty interests, overriding royalty interests, production payments, net profits interests and carried interests, (ii) all present and future rights in mineral fee interests, including without limitation, any reversionary interests relating thereto (the Properties and interests referred to in the foregoing clause (i) and this clause (ii), collectively, the “Hydrocarbon Interests”), (iii) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization or pooling arrangements (and all Properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the Hydrocarbon Interests, (iv) all rights, titles and interest created by or arising under the terms of all present and future farmouts including, without limitation, any back in interests related thereto, (v) all Hydrocarbons in and under and which may be produced and saved from or attributable to the Hydrocarbon Interests, (vi) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (vii) all rights, remedies, powers and privileges with respect to any of the foregoing.  Unless otherwise provided herein, “Oil and Gas Properties” means the Oil and Gas Properties of the Borrower, the Subsidiary Loan Parties and the Restricted Entities.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outbound Investment Rules” shall mean the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Paid in Full” or “Payment in Full” shall mean (i) the indefeasible payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the termination of all Hedging Obligations constituting Obligations and payments of all amounts owing thereunder (or other arrangements satisfactory to the applicable Lender-Related Hedge Provider shall have been made), (iii) the indefeasible payment in full in cash of all other Secured Obligations (as such term is defined in each of the Guaranty and Security Agreements) (other than contingent indemnification obligations for which no claim has been made and other obligations expressly stated to survive the payment and termination of this Agreement) and (iv) the termination of all Commitments.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 214 N. Tryon St., Charlotte, North Carolina 28202, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or is contributed to by Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Permitted Encumbrances” shall mean:

(a)Liens imposed by law for Taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(b)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(f)customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC or common law of banks or other financial institutions where the Borrower, any Subsidiary Loan Party or any Restricted Entity maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(g)easements, zoning restrictions, reservations, covenants, conditions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and irregularities of title, that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower, any Subsidiary Loan Party or any Restricted Entity taken as a whole;

(h)with respect to any real property in which the Borrower, any Subsidiary Loan Party or any Restricted Entity holds a leasehold interest, terms, agreements, provisions, conditions, and limitations contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns) that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower, any Subsidiary Loan Party or any Restricted Entity taken as a whole; and

(i)(A) with respect to the Oil and Gas Properties in which the Borrower, a Subsidiary Loan Party or a Restricted Entity is a lessee, any interest of a lessor for royalties, overriding royalties, net profits interests, production payments and similar non-operating burdens on production; (B) with respect to the Oil and Gas Properties, Liens arising in the ordinary course of business under pooling, unitization and communitization agreements, operating agreements and other agreements that are usual or customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided, that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower, any Subsidiary Loan Party or any Restricted Entity or materially impair the value of the affected Oil and Gas Properties, taken as a whole;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” shall mean:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one (1) year from the date of acquisition thereof;

(b)commercial paper having the highest rating, at the time of acquisition thereof, of S&P, Moody’s or Fitch and in any case maturing within six (6) months from the date of acquisition thereof;

(c)certificates of deposit, bankers’ acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above.

“Permitted Liens” shall mean Liens permitted by Section 7.2.

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any Pension Plan or any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) that is maintained or contributed to by Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any ERISA Affiliate or to which Holdings, the Borrower, any other Group Member, any of their respective Subsidiaries or any ERISA Affiliate has or may have an obligation to contribute.

“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledged Certificated Stock” shall have the meaning assigned to such term in each of the Guaranty and Security Agreements.

“Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in an Acquisition, the inclusion as “Consolidated EBITDA” of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset as if such Acquisition had been consummated on the first (1st) day of the applicable period, based on historical results accounted for in accordance with GAAP and (ii) with respect to any Person, business, property or asset sold, transferred or otherwise disposed of, the exclusion from “Consolidated EBITDA” of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first (1st) day of the applicable period, in accordance with GAAP.

“Pro Forma Entity” has the meaning provided in the definition of the term “Acquired Consolidated Cash Flow”.

“Pro Rata Share” shall mean with respect to any Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Loan), and the denominator of which shall be the sum of all Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, the Loan of all Lenders).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person, including Capital Stock and contract rights.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” shall mean, as applicable, (a) the Administrative Agent and (b) any Lender.

“Recovery Event” shall mean any settlement of, award or payment in respect of any property or casualty insurance (excluding business interruption insurance) claim or any condemnation, eminent domain or similar proceeding relating to any asset of the Borrower, any Subsidiary Loan Party or any Restricted Entity.

“Refinancing Indebtedness” means, with respect to Indebtedness, any other Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) such Indebtedness, including Indebtedness that refinances Refinancing Indebtedness.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Related Transaction Documents” shall mean the Loan Documents, the Closing Date Acquisition Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Related Transactions” shall mean, collectively, the making of the initial Loans on the Closing Date, the Closing Date Acquisition, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all Related Transaction Documents.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Commitments at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Loans of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Loans shall be excluded for purposes of determining Required Lenders; and provided, further, at any time that there are two or more unaffiliated Non-Defaulting Lenders, Required Lenders shall consist of at least two such Non-Defaulting Lenders.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or the treasurer of the Borrower and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of Holdings, the Borrower or a Subsidiary Loan Party, as the context may require, or such other representative of Holdings, the Borrower or a Subsidiary Loan Party, as the context may require, as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.

“Restricted Entities” shall mean, collectively, (a) AllDale I, AllDale II, AllDale III, AllDale IV, Cavalier Minerals and each of their respective Subsidiaries and (b) any Subsidiary of the Borrower or any other Subsidiary Loan Party that has been designated as a Restricted Entity in compliance with Section 5.12(b) and all Subsidiaries of any Subsidiary so designated.  As of the Closing Date, the Restricted Entities are AllDale I, AllDale II, AllDale III, AllDale IV, Cavalier Minerals, Orchid AD3, LLC, Arbala AD3, LLC, North Fork AD3, LLC, Tundra AD3 GP, LLC, Tundra AD3, LP, Ranchito AD4, LP, Ranchito AD4 GP, LLC, Herrera AD4, LLC, Ojeda AD4, LLC, Calle Doce AD4, LLC, Avila AD4, LLC, Maudie AD4 GP, LLC and Maudie AD4, LP.  Restricted Entities shall exclude the Unrestricted Subsidiaries.

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, or any management or similar fees payable to the holders of its Capital Stock.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions (which as of the Closing Date includes the so called Donetsk People’s Republic, the so called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.

“Secured Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Secured Debt as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement; provided, that (a) for the Fiscal Quarter ending September 30, 2026, Consolidated EBITDA will be calculated by multiplying Consolidated EBITDA for such Fiscal Quarter by four (4), (b) for the Fiscal Quarter ending December 31, 2026, Consolidated EBITDA will be calculated by multiplying Consolidated EBITDA for the two (2) Fiscal Quarter period ending on December 31, 2026 by two (2), (c) for the Fiscal Quarter ending March 31, 2027, Consolidated EBITDA will be calculated by multiplying Consolidated EBITDA for the three (3) Fiscal Quarter period ending on March 31, 2027 by four-thirds (4/3), and (d) for each Fiscal Quarter thereafter, Consolidated EBITDA will be calculated by adding Consolidated EBITDA for the four (4) consecutive Fiscal Quarters ending on such date.

“Secured Parties” shall have the meaning assigned to such term in each of the Guaranty and Security Agreements.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean a Borrowing that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“Sold Entity or Business” has the meaning provided in the definition of the term “Consolidated Cash Flow”.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, that such term shall not include any Unrestricted Subsidiary.

“Subsidiary Loan Party” shall mean AllRoy GP, each Subsidiary of AllRoy GP existing on the Closing Date and each Subsidiary of the Borrower existing on the Closing Date and any other Subsidiary of AllRoy GP or the Borrower that is required to execute or become party to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties) pursuant to Section 5.12(a); provided, that “Subsidiary Loan Party” expressly excludes any Restricted Entity and any Unrestricted Subsidiary.  As of the Closing Date, the Subsidiary Loan Parties are AllRoy GP, CavMM, Alliance Royalty and AR Midland.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Threshold Amount” shall mean $15,000,000.

“Total Leverage to Consolidated Cash Flow Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Cash Flow for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement; provided, that (a) for the Fiscal Quarter ending September 30, 2026, Consolidated Cash Flow will be calculated by multiplying Consolidated Cash Flow for such Fiscal Quarter by four (4), (b) for the Fiscal Quarter ending December 31, 2026, Consolidated Cash Flow will be calculated by multiplying Consolidated Cash Flow for the two (2) Fiscal Quarter period ending on December 31, 2026 by two (2), (c) for the Fiscal Quarter ending March 31, 2027, Consolidated Cash Flow will be calculated by multiplying Consolidated Cash Flow for the three (3) Fiscal Quarter period ending on March 31, 2027 by four-thirds (4/3), and (d) for each Fiscal Quarter thereafter, Consolidated Cash Flow will be calculated by adding Consolidated Cash Flow for the four (4) consecutive Fiscal Quarters ending on such date.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate.

“UCC” shall have the meaning assigned to such term in each of the Guaranty and Security Agreements.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unfunded Pension Liability” of any Pension Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Pension Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Pension Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” means any subsidiary of the Borrower or AllRoy GP or any of their respective subsidiaries that has been designated as an Unrestricted Subsidiary in compliance with Section 5.12(c) and all subsidiaries of any subsidiary so designated.  As of the Closing Date, there are no Unrestricted Subsidiaries.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean (i) for purposes of Sections 4.22 and 7.14, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States and (ii) otherwise, any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.16(g)(ii)(B)(3).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2Classifications of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g. “SOFR Loan” or “Base Rate Loan”).  Borrowings also may be classified and referred to by Type (e.g. “SOFR Borrowing” or “Base Rate Borrowing”).

Section 1.3Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of the Borrower last delivered to the Administrative Agent in connection with this Agreement); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein.

Section 1.4Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  The word “or” is not exclusive.  The word “year” shall refer (i) in the case of a leap year, to a year of 366 days, and (ii) otherwise, to a year of 365 days.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed and as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.5Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.6Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate (provided, that it is acknowledged that the Administrative Agent administers the Prime Rate), the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any

Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Holdings and the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Holdings, the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.7Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Article II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.1General Description of Facility.  Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a Loan to the Borrower in a principal amount equal to (but not exceeding) such Lender’s Commitment on the Closing Date in accordance with Section 2.2.

Section 2.2Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower on the Closing Date in a principal amount equal to the Commitment of such Lender.  The Loan may be, from time to time, a Base Rate Loan or SOFR Loan or a combination thereof; provided that on the Closing Date the Loan shall be a Base Rate Loan.  The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute the Borrower’s request to borrow the Loan on the Closing Date.  The Commitments shall terminate on the Closing Date upon the making of the Loan pursuant to this Section 2.2.

Section 2.3Funding of Borrowings.

(a)Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b)Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second (2nd) Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this paragraph shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.4Interest Elections.

(a)The Borrowing of the Loan initially shall be a Base Rate Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the portion of the Loan comprising each such portion of the Borrowing shall be considered a separate Borrowing.  At no time shall the total number of SOFR Borrowings outstanding at any time exceed four (4).

(b)To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit C (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a SOFR Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing, and (iv) if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.  If any such Notice of Conversion/Continuation requests a SOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month.  The aggregate principal amount of each SOFR Borrowing shall not be less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000.

(c)If, on the expiration of any Interest Period in respect of any SOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have continued such Borrowing as a SOFR Borrowing with the same Interest Period.  Notwithstanding the forgoing, if any such deemed continuation would result in such SOFR Borrowing having an Interest Period ending after the Maturity Date, then the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing unless the Borrower delivers a Notice of Conversion/Continuation with respect to such Borrowing. No Borrowing may be converted into, or continued as (or deemed continued as), a SOFR Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing and, in the absence of such consent such SOFR Borrowing shall be converted to a Base Rate Borrowing.  No conversion of any SOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.5Repayment of Loans. The Borrower unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the then aggregate outstanding principal amount of the Loan of such Lenders in installments (together with accrued and unpaid interest thereon) on the dates set forth below, with each such installment being in the aggregate principal amount for all Lenders set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement):

Installment Date	Aggregate Principal Amount
September 30, 2026	$18,750,000
December 31, 2026	$18,750,000
March 31, 2027	$18,750,000
June 30, 2027	$18,750,000
September 30, 2027	$18,750,000
December 31, 2027	$18,750,000

To the extent not previously paid, the Borrower unconditionally promises to pay to the Administrative, Agent for the account of each Lender, the aggregate principal balance of the Loan (together with accrued and unpaid interest thereon) of such Lenders outstanding on the Maturity Date.

Section 2.6Evidence of Indebtedness.

(a)Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, Type thereof and, in the case of each SOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.4, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.4, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement.  However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.7Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any SOFR Borrowing, 11:00 a.m. not less than three (3) U.S. Government Securities Business Days prior to the date of such prepayment and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment.  Each such notice may be conditioned on the consummation of a transaction but shall otherwise be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given (and such transaction is consummated, if applicable), the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.9(c); provided that if a SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.15.  Each partial prepayment of a Borrowing shall be in an amount that would be permitted in the case of conversion or continuation of a Borrowing of the same Type pursuant to Section 2.4(b).  Each prepayment of a Borrowing shall be applied to principal installments of the Loan in inverse order of maturity.

Section 2.8Mandatory Prepayments.

(a)No later than three (3) Business Days following the date of receipt by Borrower or any Subsidiary Loan Party of any Net Cash Proceeds from any Asset Sale, Recovery Event or Extraordinary Receipts, the Borrower shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds.  Notwithstanding the foregoing and so long as no Default or Event of Default has occurred and is continuing, (1) in lieu of prepaying the Obligations with such Net Cash Proceeds the Borrower or any Subsidiary Loan Party, at its election (which election may be made by provision of written notice to the Administrative Agent of its intent to reinvest Net Cash Proceeds prior to the Business Day following receipt of same), may reinvest all or any portion of such Net Cash Proceeds within (i) ninety (90) days following receipt of such Net Cash Proceeds or (ii) if the Borrower or any Subsidiary Loan Party enters into a legally binding commitment or letter of intent to so reinvest such Net Cash Proceeds within ninety (90) days following receipt thereof, within the later of (A) ninety (90) days following receipt thereof and (B) ninety (90) days following the date of such legally binding commitment or letter of intent; provided that, until such time as such Net Cash Proceeds have been reinvested or prepaid, as the case may be, such Net Cash Proceeds shall be held in Controlled Accounts subject to Control Account Agreements until reinvested and (2) the first $5,000,000 of Net Cash Proceeds from all Asset Sales, Recovery Events and Extraordinary Receipts over the term of this Agreement shall not be required to be used to prepay the Obligations pursuant to this Section 2.8(a).  Any such prepayment (including any portion of such Net Cash Proceeds not actually reinvested in accordance with the foregoing) shall be applied in accordance with paragraph (c) of this Section.

(b)No later than three (3) Business Days following the date of receipt by the Borrower or any Subsidiary Loan Party of any Net Cash Proceeds from any issuance by the Borrower, any Subsidiary Loan Party or any Restricted Entity of Indebtedness or Capital Stock, the Borrower shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds; provided that the Borrower shall not be required to prepay the Obligations with respect to proceeds of Indebtedness permitted under Section 7.1 or capital contributions from Holdings.  Any such prepayment shall be applied in accordance with paragraph (c) of this Section.

(c)Any prepayments made by the Borrower pursuant to Section 2.8(a) or 2.8(b) shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; and second, to the principal balance of the Loan, until the same shall have been paid in full, pro rata to the Lenders based on their Pro Rata Shares of the Loan, and applied to installments of the Loan in inverse order of maturity.

Section 2.9Interest on Loans.

(a)The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each SOFR Loan at Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)Notwithstanding paragraph (a) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrower shall pay interest (“Default Interest”) with respect to all SOFR Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such SOFR Loans during the continuation of such Event of Default,  and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans during the continuation of such Event of Default.

(c)Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof.  Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date.  Interest on all outstanding SOFR Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any SOFR Loans having an Interest Period in excess of three (3) months, on each day which occurs every three (3) months after the initial date of such Interest Period, and on the Maturity Date.  Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof.  All Default Interest shall be payable on demand.

(d)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(e)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.10Fees.  The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Engagement Letter that are due and payable on the Closing Date.

Section 2.11Computation of Interest and Fees.  Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.12Inability to Determine Interest Rates; Benchmark Replacement Setting.

(a)Inability to Determine SOFR.  Subject to paragraphs (b) through (f) below, if, prior to the commencement of any Interest Period for any SOFR Borrowing:

(i)the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)the Administrative Agent shall have received notice from the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15.  Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)Benchmark Replacement.

(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.  If the Benchmark Replacement is based on Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.12.

(c)Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(e) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(e)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.13Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any SOFR Loan or to or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist,  (i) the obligation of such Lender to make SOFR Loans, or to continue or convert outstanding Loans as or into SOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof.  If the affected SOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof).  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

Section 2.14Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes); or

(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or participation in any such Loan;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a SOFR Loan or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.

(b)If any Lender shall have determined that any Change in Law regarding capital or liquidity ratios or  requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender or Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or Parent Company for any such reduction suffered.

(c)A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender under this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such one hundred eighty (180)-day period shall be extended to include the period of such retroactive effect.

Section 2.15Funding Indemnity.  In the event of (a) the payment of any principal of a SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any SOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked, except in the case of prepayment notices conditioned on the consummation of a transaction), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event.  In the case of a SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such SOFR Loan if such event had not occurred at Term SOFR applicable to such SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Loan for the same period if Term SOFR were set on the date such SOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such SOFR Loan.  A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.16Taxes.

(a)Defined Terms.  For purposes of this Section 2.16, the term “applicable law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.16, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(g)(ii)(A), 2.16(g)(ii)(B) and 2.16(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)an executed copy of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1) to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or D-3, an executed IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the

Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Loan, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loan; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.18Mitigation of Obligations.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental

Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.19Replacement of Lenders.  If (a) any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 (an “Increased Cost Lender”), (b) any Lender is a Defaulting Lender, or (c) any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of any Increased Cost Lender, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non Consenting Lender, each Replacement Lender shall have provided its consent to such amendment, modification, waiver or consent.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced under this Section.

Section 2.20Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and in Section 10.2.

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III

CONDITIONS PRECEDENT TO LOANS

Section 3.1Conditions to Effectiveness.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arranger.

(b)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent:

(i)a counterpart of this Agreement signed by or on behalf of each party hereto;

(ii)a certificate of a Responsible Officer of each Loan Party, (A) attaching (1) certified copies of its articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents, (2) copies of its bylaws, or partnership agreement or limited liability company agreement or comparable organizational documents, (3) the resolutions of its board of directors or other equivalent governing body, or comparable authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and (4) certificates of good standing or existence, as may be available from the Secretary of State of its jurisdiction of organization and each other jurisdiction where it is required to be qualified to do business as a foreign corporation and (B) certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(iii)a certificate of a Responsible Officer of AllRoy GP, (A) attaching (1) certified copies of each Restricted Entity’s articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents, (2) copies of such Restricted Entity’s bylaws, or partnership agreement or limited liability company agreement or comparable organizational documents, (3) consents of appropriate Persons, to the extent required by such Restricted Entity’s organizational documents,  authorizing the pledge of all of the Loan Parties’ Capital Stock in such Restricted Entity pursuant to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties) and (4) certificates of good standing or existence, as may be available from the Secretary of State of such Restricted Entity’s jurisdiction of organization and each other jurisdiction where such Restricted Entity is required to be qualified to do business as a foreign corporation and (B) certifying the name, title and true signature of each officer of such Restricted Entity (or its general partner or managing member) executing an acknowledgment of pledge with respect to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties);

(iv)(A) a favorable written opinion of Rose Camenisch Stewart Mains PLLC, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders); and (B) a favorable opinion of GableGotwals, New York counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders);

(v)a certificate dated the Closing Date and signed by a Responsible Officer of each of Borrower and Holdings, certifying that after giving effect to the funding of the Loan to be made on the Closing Date, the conditions set forth in Sections 3.2(a) and 3.2(b) have been satisfied;

(vi)a duly executed funds disbursement agreement, together with a report setting forth the sources and uses of the Loans made on the Closing Date;

(vii)copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party, Restricted Entity or holder of Capital

Stock of any Restricted Entity in connection with the execution, delivery, performance, validity and enforceability of the Related Transaction Documents or any of the transactions contemplated hereby or thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;

(viii)(A) copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2026, (B) the related unaudited consolidated statements of income, shareholders’ equity and cash flows as of March 31, 2026, (C) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2026, and related pro forma consolidated statements of income of the Borrower and its Subsidiaries for the twelve (12)-month period ending on such date, giving effect to the Closing Date Acquisition and the financing contemplated by this Agreement as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statements of income) and (D) pro forma projections based on information provided by the sellers under the Closing Date Acquisition Agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent (together with any supporting data reasonably requested by the Administrative Agent);

(ix)a duly completed and executed Compliance Certificate, including calculations of the financial covenants set forth in Article VI as of March 31, 2026, calculated on a Pro Forma Basis as if the Loan to be made on the Closing Date had been funded as of the first (1st) day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);

(x)a certificate, dated the Closing Date and signed by the chief financial officer or treasurer of Holdings, confirming that the Borrower is, and the Loan Parties, taken as a whole, are Solvent before and after giving effect to the funding of the Loan on the Closing Date and the consummation of the Related Transactions;

(xi)the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties), duly executed by the Borrower and each Subsidiary Loan Party, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties), as requested by the Administrative Agent in order to perfect such Liens, (B) copies of UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Borrower and the Subsidiary Loan Parties and the Restricted Entities as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens and Liens to be released on the Closing Date, (C) original certificates evidencing all issued and outstanding shares of Pledged Certificated Stock (if any), (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank by the Borrower and the Subsidiary Loan Parties with respect to any Pledged Certificated Stock, as applicable, and (E) acknowledgments of pledge from each pledged Restricted Entity acknowledging the Borrower’s and each Subsidiary Loan Party’s, as applicable, pledge of Capital Stock in such Restricted Entity pursuant to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties);

(xii)the Guaranty and Security Agreement (Holdings), duly executed by Holdings, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement (Holdings), as requested by the Administrative Agent in order to perfect such Liens, (B) copies of UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of Holdings as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens and Liens to be released on the Closing Date, (C) original certificates evidencing all issued and outstanding shares of Pledged Certificated Stock (if any), (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank by Holdings with respect to any Pledged Certificated Stock, as applicable, and (E) acknowledgments of pledge from the Borrower and AllRoy GP acknowledging Holdings’ pledge of Capital Stock in the Borrower and AllRoy GP, as applicable, pursuant to the Guaranty and Security Agreement (Holdings);

(xiii)Control Account Agreements, duly executed by each Permitted Third Party Bank and the applicable Loan Party;

(xiv)payoff letters and lien releases (if any);

(xv)at least five (5) days prior to the Closing Date, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering Legal Requirements including the Patriot Act and, if Holdings and/or the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Holdings and/or the Borrower, as applicable;

(xvi)certified copies of all Material Agreements; and

(xvii)certificates of insurance, in form and detail acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, together with endorsements naming the Administrative Agent as lenders’ loss payee or additional insured, as the case may be.

(c)Holdings, the Borrower and each Subsidiary Loan Party shall have taken all steps required under Section 6.2(c) of each Guaranty and Security Agreement for Administrative Agent to have “control” over the assets described in, and as and to the extent required by, such Section.

(d)All conditions precedent to the Closing Date Acquisition, other than the funding of the Loans, shall have been satisfied, and the Closing Date Acquisition shall be consummated simultaneously with the closing and funding of the Loans in accordance with the Closing Date Acquisition Agreement, without alteration, amendment or other change, supplement or modification of the Closing Date Acquisition Agreement except for waivers of conditions that are not material or adverse to the Lenders or as otherwise approved in writing by the Required Lenders.  The Administrative Agent (or its counsel) shall have received certified copies of the Closing Date Acquisition Agreement and all other material Closing Date Acquisition Documents, each in form and substance satisfactory to the Administrative Agent and the Arranger.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2Additional Conditions.  The obligation of each Lender to make a Loan on the occasion of the Borrowing hereunder is subject to the satisfaction of the following conditions:

(a)at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

(b)at the time of and immediately after giving effect to such Borrowing, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of such date and after giving effect thereto, as though made on and as of such date except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of such date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects.

A Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 3.3Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

Article IV

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants, both before and after giving effect to the Related Transactions, to the Administrative Agent and each Lender as follows:

Section 4.1Existence; Power.  Each Group Member (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2Organizational Power; Authorization; Enforceability.  The execution, delivery and performance by each Group Member of the Loan Documents and the other Related Transaction Documents to which it is a party are within such Group Member’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.  Each Loan Document and Related Transaction Document has been duly executed and delivered by each Group Member party thereto and constitutes valid and binding obligations of such Group Member, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3Governmental Approvals; No Conflicts.  The execution, delivery and performance by each Group Member of the Loan Documents and the other Related Transaction Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries. and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries, except Liens created under the Loan Documents.

Section 4.4Financial Statements.  Holdings and the Borrower have furnished to each Lender (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2025, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, prepared by Grant Thornton LLP and (ii) the consolidated financial statements of Borrower and its Subsidiaries as of and for the three-month period ended March 31, 2026 utilized by management in its internal reporting and in preparing the unaudited consolidated financial statements of ARLP for the same time period, certified by a Responsible Officer.  Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.  Since December 31, 2025, there have been no changes which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5Litigation and Environmental Matters.

(a)No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document or Related Transaction Document.

(b)Except for the matters set forth on Schedule 4.5, no Group Member (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except in each case where such matter could not reasonably be expected to result in a Material Adverse Effect.

Section 4.6Compliance with Laws and Agreements.  Holdings, the Borrower and each other Group Member is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all Material Agreements and other indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7Investment Company Act.  None of Holdings, the Borrower or any other Group Member is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8Taxes.  Holdings, the Borrower and each other Group Member have timely filed or caused to be filed all Federal and state income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Group Member, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of Holdings, the Borrower and each other Group Member in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9Margin Regulations.  None of the proceeds of any of the Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X.  None of Holdings, the Borrower or any other Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10ERISA.

(a)Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(b)Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification), except where the failure to be so qualified or have such determination could not reasonably be expected to result in a Material Adverse Effect.

(c)No ERISA Event has occurred or is reasonably expected to occur that could reasonably be excepted to result in a Material Adverse Effect.

(d)There exists no Unfunded Pension Liability with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(e)None of Holdings, the Borrower or any other Group Member or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five (5) calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan.  There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Holdings or the Borrower, any other Group Member, any of their respective Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

(f)Holdings, the Borrower, each other Group Member and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan, except where the failure to make such contributions could not reasonably be expected to result in a Material Adverse Effect.

(g)No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA, where such extension could reasonably be expected to result in a Material Adverse Effect.

(h)None of Holdings, the Borrower, any other Group Member or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions, where in each case such cessation or withdrawal could reasonably be expected to result in a Material Adverse Effect.

(i)Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in liability to Holdings, the Borrower or any other Group Member.  All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as would not reasonably be expected to result in liability to Holdings, the Borrower or any other Group Member.  Neither Holdings, the Borrower nor any other Group Member has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, except as would not reasonably be expected to result in liability to Holdings, the Borrower or any other Group Member.  The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of Holdings’ most recently ended Fiscal Year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in liability to Holdings, the Borrower or any other Group Member.

Section 4.11Rights in Properties; Insurance.

(a)The Borrower, each Subsidiary Loan Party and each Restricted Entity has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property (other than Oil and Gas Properties, which are covered by Section 4.11(b) below) material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet referred to in Section 4.4, in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are material to the business or operations of the Borrower, the Subsidiary Loan Parties and the Restricted Entities are, in all material respects, valid and subsisting and are, in all material respects, in full force.

(b)The Borrower, each Subsidiary Loan Party and each Restricted Entity has good and defensible title in and to the Oil and Gas Properties contributing revenue accounted for in the financial statements most recently-delivered pursuant to this Agreement.  Such Oil and Gas Properties are free and clear of all Liens, except Permitted Liens.  No Person other than the Borrower, such Subsidiary Loan Party or such Restricted Entity has any ownership interests, whether legal or beneficial, in the Borrower’s, such Subsidiary Loan Party’s or such Restricted Entity’s purported interests in such Oil and Gas Properties, except for co-owners, leasehold operators, or other parties whose interests do not diminish such Loan Party’s entitlement to its proportionate share of production contributing revenue accounted for in the financial statements most recently-delivered pursuant to this Agreement.  For purposes of this Section 4.11, “good and defensible title” with respect to Oil and Gas Properties means title that (i) entitles the Loan Parties and the Restricted Entities to receive not less than the net revenue interest attributable to such Oil and Gas Properties as reflected in the Borrower’s internal title records, and (ii) does not obligate the Loan Parties and the Restricted Entities to bear costs greater than their corresponding share as reflected in the Borrower’s internal title records, in each case except for Permitted Encumbrances.  The Borrower’s internal title records have been, and are being, maintained in accordance with usual and customary practices for the oil and gas industry and accurately reflect, in all material respects, the Loan Parties’ and the Restricted Entities’ interests in their respective Oil and Gas Properties.

(c)The properties of Holdings, the Borrower and each other Group Member are insured with financially sound and reputable insurance companies which are not Affiliates of Holdings, the Borrower or any other Group Member (except respecting usual and customary captive insurance arrangements made in the ordinary course of business), in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Holdings, the Borrower and each other Group Member operates.

Section 4.12Disclosure.

(a)As of the date hereof, Holdings and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments, and corporate or other restrictions to which any Group Member or any of its Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports (including all reports that ARLP is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that (i) any such projected financial information is merely a prediction as to future events and its not to be viewed as fact, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and the Borrower and (iii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.

(b)As of (i) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.1(b)(xv) is true and correct in all respects and (ii) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.14 is true and correct in all respects.

Section 4.13Labor Relations.  There are no strikes, lockouts or other material labor disputes or grievances against Holdings, the Borrower or any other Group Member, or, to Holdings’ or the Borrower’s knowledge, threatened against or affecting Holdings, the Borrower or any other Group Member, and no significant unfair labor practice charges or grievances are pending against Holdings, the Borrower or any other Group Member, or, to Holdings’ and the Borrower’s knowledge, threatened against Holdings, the Borrower or any other Group Member before any Governmental Authority.  All payments due from Holdings, the Borrower or any other Group Member pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Holdings, the Borrower or any such Group Member, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14Borrower, Subsidiary Loan Parties and Restricted Entities.  Schedule 4.14 – Part 1 sets forth the name of the Borrower, each Subsidiary Loan Party and each Restricted Entity, the authorized Capital Stock of the Borrower, such Subsidiary Loan Party or such Restricted Entity (by class and type and the amount of Capital Stock that is issued and outstanding), the number and percentage, as applicable, of ownership interests in the Borrower, such Subsidiary Loan Party or such Restricted Entity, the jurisdiction of incorporation or organization of, and the type of the Borrower, such Subsidiary Loan Party or such Restricted Entity and identifies whether such entity is the Borrower, a Subsidiary Loan Party or a Restricted Entity.  Except as set forth on Schedule 4.14 – Part 2, (a) all of the outstanding Capital Stock of the Borrower, each such Subsidiary Loan Party and each such Restricted Entity has been validly issued and is fully paid and non-assessable, (b) there are no subscriptions, options, warrants or calls relating to any Capital Stock of the Borrower, any Subsidiary Loan Party or any Restricted Entity, (c) none of the Borrower, any Subsidiary Loan Party or any Restricted Entity is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock and (d) the Capital Stock of the Borrower, each Subsidiary Loan Party and each Restricted Entity is not subject to (and their respective organizational documents do not contain) any profits interests or requirements for the non-ratable payment of distributions and dividends to the holders of such Capital Stock.

Section 4.15Solvency.  After giving effect to the execution and delivery of the Loan Documents and the other Related Transaction Documents, and the making of the Loans under this Agreement and the consummation of the other Related Transactions, each Loan Party is Solvent.

Section 4.16Deposit and Disbursement Accounts.  Schedule 4.16 lists all banks and other financial institutions at which Borrower, any Subsidiary Loan Party or any Restricted Entity maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17Collateral Documents. Each Guaranty and Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Guaranty and Security Agreement), and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to each Guaranty and Security Agreement, the Liens created under each Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in all Collateral (as defined in such Guaranty and Security Agreement), other than Collateral (as defined in such Guaranty and Security Agreement) constituting Pledged Certificated Stock, prior and superior in right to any other Person, other than, in the case of priority, Permitted Liens which are prior as a matter of law or contract.  When the certificates evidencing all Pledged Certificated Stock are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens on, and security interest in, such Pledged Certificated Stock shall be fully perfected first priority security interests, subject, in the case of priority only, to Permitted Encumbrances described in clause (a) of the definition of such term which are prior as a matter of law.

Section 4.18Hedging Transactions.  Holdings and the Borrower have disclosed in writing to the Administrative Agent and the Lenders a complete and correct list of all Hedging Transactions entered into by the Borrower, any Subsidiary Loan Party or any Restricted Entity and the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the Hedge Termination Value thereof, and the counterparty thereto.

Section 4.19Material Agreements.  As of the Closing Date, all Material Agreements of Holdings, the Borrower and each other Group Member are described on Schedule 4.19, and each such Material Agreement is in full force and effect.  As of the Closing Date, Holdings and the Borrower do not have any knowledge of any pending amendments or threatened termination of any of the Material Agreements.  As of the Closing Date, the Borrower has delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all material schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith).

Section 4.20Sanctions and Anti-Corruption Laws.

(a)None of any Group Member, any Group Member’s Subsidiaries or any Unrestricted Subsidiaries or any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person.

(b)Each Group Member, each Group Member’s Subsidiaries and each of the Unrestricted Subsidiaries and their respective directors, officers and employees and, to the knowledge of each of Holdings and the Borrower, the agents of each Group Member, each Group Member’s Subsidiaries and each of the Unrestricted Subsidiaries are in compliance with applicable Anti-Corruption Laws and applicable Sanctions.  Each Group Member, each Group Member’s Subsidiaries and each of the Unrestricted Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions and Anti-Corruption Laws.

Section 4.21Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 4.22Outbound Investment Rules.  No Group Member or any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules.  No Group Member or any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article V

AFFIRMATIVE COVENANTS

Until the Payment in Full, each of Holdings and the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 5.1Financial Statements and Other Information.  The Borrower will deliver to the Administrative Agent and each Lender:

(a)as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2026), a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by an unqualified opinion of Grant Thornton LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation (other than as a result of, a current maturity in the final year of any Indebtedness permitted under Section 7.1) and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2026, but excluding the fourth Fiscal Quarter of any year), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower’s previous Fiscal Year;

(c)concurrently with the delivery of the financial statements referred to in paragraphs (a) and (b) of this Section (other than the financial statements for the fourth Fiscal Quarter of each Fiscal Year delivered pursuant to paragraph (b) of this Section), a Compliance Certificate signed by a Responsible Officer of Holdings and the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Holdings and the Borrower have taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) specifying any change in the identity of the Group Members as of the end of such Fiscal Year or Fiscal Quarter from the Group Members identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the Borrower, the Subsidiary Loan Parties and their respective Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d)concurrently with the delivery of the financial statements referred to in paragraph (a) above, a certificate of the accounting firm that opined on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any continuing Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)as soon as available and in any event within sixty (60) days after the end of the calendar year, forecasts and a pro forma budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow of the Borrower, the Subsidiary Loan Parties and their respective Subsidiaries;

(f)within thirty (30) days following any request therefor, (i) a report covering each of the Oil and Gas Properties of the Borrower, the Subsidiary Loan Parties and the Restricted Entities detailing Hydrocarbon production volumes on a well by well basis for the most recently completed month and (ii) a report setting forth the identities and addresses of all Persons remitting to the Borrower, any Subsidiary Loan Party or any Restricted Entity proceeds from the sale of Hydrocarbon production from or attributable to the Oil and Gas Properties of the Borrower, such Subsidiary Loan Parties or such Restricted Entity;

(g)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by ARLP to its shareholders generally, as the case may be, provided, that the reporting requirement of this clause (g) shall be satisfied by filing the applicable report, proxy statement or other information with the Securities and Exchange Commission so long as such filing is freely available to the public; and

(h)promptly following any request therefor, (i) such other information regarding the results of operations, business affairs and financial condition of any Group Member or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Section 5.2Notices of Material Events.

(a)The Borrower will furnish to the Administrative Agent and each Lender prompt and, in any event, not later than five (5) Business Days after a Responsible Officer of Holdings or Borrower becomes aware thereof (except with respect to paragraph (iv) below which shall not be later than within fifteen (15) days after a Responsible Officer of an ERISA Affiliate becomes aware thereof) written notice of the following:

(i)the occurrence of any Default or Event of Default;

(ii)the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Holdings or the Borrower, affecting any Group Member or any of its Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(iii)the occurrence of any event or any other development by which any Group Member (A) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) becomes subject to any Environmental Liability, (C) receives notice of any claim with respect to any Environmental Liability, or (D) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iv)(A) any ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Effect, a certificate of the chief financial officer of Holdings and the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by any Group Member or any of its Subsidiaries or any ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, (B) there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, which increase could reasonably be expected to result in a Material Adverse Effect, (C) that there has been any Withdrawal Liability which could reasonably be expected to result in a Material Adverse Effect, (D) that there has been any adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Group Member, any of its Subsidiaries or any ERISA Affiliate, that could reasonably be expected to result in a Material Adverse Effect, or (E) that there has been any adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Group Member, any of its Subsidiaries or any ERISA Affiliate, that could reasonably be expected to result in a Material Adverse Effect, a detailed written description thereof from the chief financial officer of Holdings and the Borrower;

(v)the occurrence of any default or event of default, or the receipt by any Group Member or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of any Group Member or any of its Subsidiaries;

(vi)any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement, provided, that the reporting requirement of this clause (vi) shall be satisfied by filing the applicable Material Agreement with the Securities and Exchange Commission so long as such filing is freely available to the public;

(vii)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(viii)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or (d) of such certification.

(b)Holdings and the Borrower will furnish to the Administrative Agent and each Lender promptly, and in any event at least thirty (30) days prior thereto (or such shorter period of time as Administrative Agent may approve), notice of any change (i) in any Group Member’s legal name, (ii) in any Group Member’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Group Member’s identity or legal structure, (iv) in any Group Member’s federal taxpayer identification number or organizational number or (v) in any Group Member’s jurisdiction of organization.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.3Existence; Conduct of Business.  Holdings and the Borrower will, and will cause each other Group Member to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 and; provided further that neither the Borrower nor any other Group Member shall be required to preserve any right, license, permit, privilege or franchise material or, in the case of any Subsidiary of the Borrower or AllRoy GP, the existence of such Subsidiary if the board of directors (or persons performing similar functions) of or on behalf of the Borrower or such other Group Member shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such other Group Member, as the case may be, and that the loss thereof, individually or in the aggregate, would not reasonably be expected to materially and adversely impact the Administrative Agent and the Lenders.

Section 5.4Compliance with Laws.  Holdings and the Borrower will, and will cause each other Group Member to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Holdings and the Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by each Group Member, each Group Member’s Subsidiaries and each Unrestricted Subsidiary and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 5.5Payment of Obligations.  Holdings and the Borrower will, and will cause each other Group Member to, pay and discharge at or before maturity all of its obligations and liabilities (including all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such other Group Member has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6Books and Records.  Holdings and the Borrower will, and will cause each other Group Member to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Holdings, the Borrower and the other Group Members in conformity with GAAP.

Section 5.7Visitation and Inspection.  Holdings and the Borrower will, and will cause each other Group Member to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to Holdings; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required.

Section 5.8Maintenance of Properties; Insurance.  Holdings and the Borrower will, and will cause each other Group Member to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of Holdings, the Borrower or any other Group Member (except respecting usual and customary captive insurance arrangements made in the ordinary course of business) (i) insurance with respect to their respective properties and business, and the properties and business of the other Group Members, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance) and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to the Administrative Agent and each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Holdings, the Borrower and each other Group Member in accordance with this Section (and if requested by the Administrative Agent or any Lender a copy of any policy referenced therein if not already delivered), and (c) at all times shall name the Administrative Agent as additional insured on all liability policies of Holdings, the Borrower and each other Loan Party and as lenders’ loss payee (pursuant to a lenders’ loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of Holdings, the Borrower and each other Loan Party respecting property of Holdings, the Borrower and each other Loan Party.

Section 5.9Use of Proceeds; Margin Regulations.  The Borrower will use the proceeds of all Loans to finance the Closing Date Acquisition.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.

Section 5.10Casualty and Condemnation.  Holdings and the Borrower will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11Cash Management.

(a)The Borrower will, and Holdings and the Borrower will cause each Subsidiary Loan Party to: (i) maintain all cash management and treasury business with Truist Bank or a Permitted Third Party Bank, including all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than Excluded Accounts) (each such deposit account, disbursement account, investment account and lockbox account, other than an Excluded Account, a “Controlled Account”), (ii) ensure that each Controlled Account shall be subject to a Control

Account Agreement, and (iii) deposit promptly, and in any event no later than ten (10) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for cash and Permitted Investments the aggregate value of which does not exceed $100,000 at any time.

(b)Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, cause each Restricted Entity to, on a monthly basis, make a Restricted Payment to the holders of such Restricted Entity’s Capital Stock (paid ratably with respect to such Restricted Entity’s Capital Stock and in accordance with such Restricted Entity’s organizational and other governing documents) of all cash, checks, drafts or other similar items of payment received by such Restricted Entity, subject to reasonable reserves maintained by such Restricted Entity consistent with past practice; provided, that the aggregate amount of such reserves for all Restricted Entities shall not exceed $15,000,000 at any one time.

(c)Holdings and the Borrower will promptly notify the Administrative Agent of the opening or acquisition by the Borrower, any Subsidiary Loan Party or any Restricted entity of any deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts not listed on Schedule 4.16 and, in such notification provide (i) the name of the bank or other financial institutions at which such account is maintained, (ii) the name, address and telephone number of such bank or financial institution, (iii) the name in which the account is held, (iv) the type of the account, and (v) the complete account number therefor.

Section 5.12Additional Loan Parties and Collateral.

(a)In the event that, after the Closing Date, any Subsidiary (other than a Restricted Entity or an Unrestricted Subsidiary), is formed or acquired, (i) the Borrower shall promptly (and, in any event, within three (3) Business Days after such Subsidiary is formed or acquired) notify the Administrative Agent thereof and (ii) within ten (10) Business Days after such Subsidiary is formed or acquired, the applicable Loan Party shall (A) deliver (1) a duly executed Guaranty and Security Agreement Supplement and (2) the original stock certificates evidencing the Capital Stock of such Person, if any, to the Administrative Agent, together with appropriate stock powers executed in blank and (B) cause such Subsidiary to become a Subsidiary Loan Party.  A Subsidiary shall become a Subsidiary Loan Party by executing and delivering to the Administrative Agent a Guaranty and Security Agreement Joinder, accompanied by (x) all other Loan Documents related thereto, (y) certified copies of its organizational documents, appropriate authorizing resolutions, lien and legal opinions comparable to those delivered pursuant to Section 3.1(b) and (z) such other documents as the Administrative Agent shall reasonably request.

(b)In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary of the Borrower or another Subsidiary Loan Party, whether pursuant to formation, acquisition or otherwise, and the Borrower elects for such Person to become a Restricted Entity under this Agreement, (i) the Borrower shall notify the Administrative Agent and the Lenders of such election not less than ten (10) Business Days prior to the formation or acquisition of such Restricted Entity, (ii) the applicable Loan Party shall deliver (A) a duly executed Guaranty and Security Agreement Supplement with respect to such Restricted Entity, (B) the original stock certificates evidencing the Capital Stock of such Restricted Entity, if any, to the Administrative Agent, together with appropriate stock powers executed in blank and (C) acknowledgments of pledge from such pledged Restricted Entity acknowledging the applicable Loan Party’s pledge of Capital Stock in such Restricted Entity pursuant to the Guaranty and Security Agreement (Borrower and Subsidiary Loan Parties).  Notwithstanding anything herein to the contrary, (i) at no time shall any subsidiary be a

Restricted Entity if it is a “restricted subsidiary” for purposes of any indenture, credit agreement or similar agreement that contains the concept of “restricted” and “unrestricted” subsidiaries or otherwise provides a guarantee of the obligations thereunder and (ii) the Borrower shall not designate any Subsidiary Loan Party as a Restricted Entity.

(c)In the event that, subsequent to the Closing Date, any Person becomes a subsidiary of the Borrower or another Subsidiary Loan Party, whether pursuant to formation, acquisition or otherwise, and the Borrower elects for such Person to become an Unrestricted Subsidiary under this Agreement, the Borrower shall notify the Administrative Agent and the Lenders of such election not less than ten (10) Business Days prior to the formation or acquisition of such Unrestricted Subsidiary.  Notwithstanding anything herein to the contrary, (i) at no time shall any subsidiary be an Unrestricted Subsidiary if it is a “restricted subsidiary” for purposes of any indenture, credit agreement or similar agreement that contains the concept of “restricted” and “unrestricted” subsidiaries or otherwise provides a guarantee of the obligations thereunder and (ii) the Borrower shall not designate any Subsidiary Loan Party as an Unrestricted Subsidiary.

(d)All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party and shall be taken to the reasonable satisfaction of the Administrative Agent.

Section 5.13Further Assurances.  Holdings and the Borrower will, and will cause each other Group Member to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  Each of Holdings and the Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.14Additional Beneficial Ownership Certifications.  At least five (5) days prior to any Person becoming a Loan Party, if requested by the Administrative Agent or any Lender, Holdings and the Borrower shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders.

Article VI

FINANCIAL COVENANTS

Until the Payment in Full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 6.1Secured Leverage Ratio.  The Borrower and the Subsidiary Loan Parties will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on September 30, 2026, a Secured Leverage Ratio of not greater than 2:00 to 1:00.

Section 6.2Total Leverage to Consolidated Cash Flow Ratio.  The Borrower and the Subsidiary Loan Parties will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on September 30, 2026, a Total Leverage to Consolidated Cash Flow Ratio of not greater than 2:50 to 1:00.

Article VII

NEGATIVE COVENANTS

Until the Payment in Full, each of Holdings and the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 7.1Indebtedness and Preferred Equity.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness created pursuant to the Loan Documents;

(b)Indebtedness of the Borrower, the Subsidiary Loan Parties or the Restricted Entities existing on the Closing Date and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c)Hedging Obligations permitted by Section 7.10;

(d)Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business;

(e)Indebtedness incurred in the ordinary course of business with respect to performance bonds, surety, statutory and appeal bonds, bid bonds, completion guarantees and similar obligations; and

(f)other unsecured Indebtedness of the Borrower, the Subsidiary Loan Parties or the Restricted Entities in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

Holdings will not create, incur, assume or suffer to exist any Notes Indebtedness in aggregate principal amount exceeding $575,000,000 at any time outstanding.

Section 7.2Liens.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Sections 2.17 and 8.2;

(b)Permitted Encumbrances;

(c)Liens on any property or asset of the Borrower, the Subsidiary Loan Parties or the Restricted Entities existing on the Closing Date and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of the Borrower, any Subsidiary Loan Party or any Restricted Entity;

(d)extensions, renewals, or replacements of any Lien referred to in paragraphs (b) and (c) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(e)Liens arising from precautionary UCC financing statements (or foreign equivalents thereof) or similar filings made in respect of operating leases entered into by the Borrower, the Subsidiary Loan Parties or the Restricted Entities;

(f)Liens on earnest money deposits made in cash by the Borrower, the Subsidiary Loan Parties or the Restricted Entities in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under this Agreement;

(g)Liens arising out of conditional sale, title retention, consignment or similar arrangements (including Liens arising under Section 2-502 of the UCC) for the sale of goods entered into by Borrower, any Subsidiary Loan Party or any Restricted Entity in the ordinary course of business;

(h)non-exclusive licenses and sublicenses of intellectual property granted in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the ordinary conduct of business of Borrower, any Subsidiary Loan Party or any Restricted Entity;

(i)any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(j)judgment Liens that do not constitute a Default or an Event of Default under Section 8.1(k); and

(k)normal customary rights of setoff upon deposits of cash in favor of banks and other depository institutions.

Holdings will not create, incur, assume or suffer to exist any Lien on any of its Capital Stock in the Borrower and AllRoy GP, except for Permitted Encumbrances.

Section 7.3Fundamental Changes.

(a)Neither Holdings nor the Borrower will, nor will Holdings or the Borrower permit any Subsidiary Loan Parties or Restricted Entities to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any Group Member (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) Holdings may merge with a Person if Holdings is the surviving Person, (ii) any Subsidiary Loan Party may merge into another Subsidiary Loan Party, (iii) any Restricted Entity may merge into a Subsidiary Loan Party or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), another Restricted Entity, (iv) any Subsidiary Loan Party may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (v) any Restricted Entity may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower, to a Subsidiary Loan Party or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) another Restricted Entity.

(b)The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, engage in any business other than businesses of the type conducted by the Borrower, the Subsidiary Loan Parties and the Restricted Entities on the Closing Date and businesses reasonably related thereto; provided that, the Borrower, the Subsidiary Loan Parties and the Restricted Entities shall not engage in the business of owning more than a de minimis amount (relative to the other Oil and Gas Properties of the Borrower, the Subsidiary Loan Parties and the Restricted Entities, taken as a whole) of working interests, leasehold interests or similar cost-bearing interests.

Section 7.4Investments, Loans.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or make an Acquisition (all of the foregoing being collectively called “Investments”), except:

(a)Investments (other than Permitted Investments) existing on the Closing Date and set forth on Schedule 7.4 (for the avoidance of doubt, with respect to the loans described in item #1 on Schedule 7.4, this Section 7.4(a) applies to such loans that exist immediately prior to the occurrence of the Closing Date and any loans made from and after the occurrence of the Closing Date may not be made pursuant to this Section 7.4(a));

(b)Permitted Investments;

(c)Guarantees by the Borrower, the Subsidiary Loan Parties and the Restricted Entities constituting Indebtedness permitted by Section 7.1; provided that no Indebtedness of a Restricted Entity shall be Guaranteed by the Borrower or any Subsidiary Loan Party;

(d)Investments made by (i) the Borrower in or to any Subsidiary Loan Party, (ii) any Subsidiary Loan Party in or to the Borrower, (iii) any Subsidiary Loan Party in or to any other Subsidiary Loan Party or (iv) any Restricted Entity into the Borrower, any Subsidiary Loan Party or, so long as no Default or Event of Default shall exist at the time of, or immediately following, the making of such Investment, any other Restricted Entity;

(e)(i) Investments made by the Borrower or any Subsidiary Loan Party in or to any Restricted Entity or by any Restricted Entity into another Restricted Entity; provided that (A) such Investment is funded entirely by cash contributed (or loans repaid) by Holdings to the Borrower, such Subsidiary Loan Party or such Restricted Entity, as applicable, within the five (5) Business Day period prior to the date such Investment is made and (B) no Default or Event of Default shall exist at the time of, or immediately following, the making of such Investment and (ii) other Investments made by the Borrower, any Subsidiary Loan Party or any Restricted Entity in or to any Restricted Entity; provided that the aggregate amount of Investments made by the Borrower, the Subsidiary Loan Parties and the Restricted Entities in or to Restricted Entities pursuant to this Section 7.4(e)(ii) during the term of this Agreement shall not exceed $10,000,000;

(f)Investments made by the Borrower or any Subsidiary Loan Party in or to any Unrestricted Subsidiary; provided that (i) such Investment is funded entirely by cash contributed

(or loans repaid) by Holdings to the Borrower or such Subsidiary Loan Party, as applicable, within the five (5) Business Day period prior to the date such Investment is made and (ii) no Default or Event of Default shall exist at the time of, or immediately following, the making of such Investment;

(g)Hedging Transactions permitted by Section 7.10;

(h)the Closing Date Acquisition;

(i)Investments consisting of the Acquisition of direct ownership interests (including fee and leased interests) in Oil and Gas Properties located within the geographic boundaries of the United States of America; provided that (i) before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects and (ii) before and after giving effect to such Acquisition, on a Pro Forma Basis, the Borrower is in compliance with each of the covenants set forth in Article VI and the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing at least three (3) Business Days prior to the date of the consummation of such Acquisition (provided, that no such Compliance Certificate shall be required if the purchase price to be paid in such Acquisition (or series of related Acquisitions) will not exceed $10,000,000);

(j)Investments consisting of the acquisition of Capital Stock in Persons that primarily hold, directly or indirectly through subsidiaries, ownership interests in Oil and Gas Properties located within the geographic boundaries of the United States of America; provided that (i) before and after giving effect to such acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects, (ii) before and after giving effect to such acquisition, on a Pro Forma Basis, the Borrower is in compliance with each of the covenants set forth in Article VI and the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing at least three (3) Business Days prior to the date of the consummation of such Acquisition, (iii) such Person acquired shall become a Subsidiary Loan Party pursuant to Section 5.12(a) or a Restricted Entity pursuant to Section 5.12(b) (and the Borrower and the Subsidiary Loan Parties shall take all such actions required by such Section 5.12(a) or Section 5.12(b), as applicable, with respect to such Subsidiary Loan Party or Restricted Entity, as applicable) and (iv) with respect to any such Persona acquired that is to become a Subsidiary Loan Party, such acquisition shall be for one hundred percent (100%) of the Capital Stock of such Person;

(k)to the extent constituting Investments, Restricted Payments permitted by Section 7.5(d);

(l)Investments in accounts receivable in the ordinary course of business; and

(m)other Investments which in the aggregate do not exceed $10,000,000 in any Fiscal Year.

Section 7.5Restricted Payments.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)Restricted Payments made by any Subsidiary Loan Party to Borrower or to another Subsidiary Loan Party;

(b)Restricted Payments made by any Restricted Entity to Borrower or to another Subsidiary Loan Party;

(c)Restricted Payments in the form of cash distributions and dividends made by any Restricted Entity to the holders of its Capital Stock (including the Borrower, Subsidiary Loan Parties and other Restricted Entities), paid ratably with respect to such Restricted Entity’s Capital Stock and in accordance with such Restricted Entity’s organizational and other governing documents; and

(d)Restricted Payments in the form of loans, cash distributions and dividends made by the Borrower to AROP so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and after giving effect thereto and (ii) the Debt Service Coverage Ratio of the Borrower and the Subsidiary Loan Parties (calculated on a Pro Forma Basis and in a manner reasonably acceptable to the Administrative Agent) is greater than 1.40 to 1.00 (and the Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing such compliance and certifying as to the other matters in clauses (i) and (ii) of this paragraph no more than five (5) Business Days prior to and no less than three (3) Business Days prior to the making of such Restricted Payment).

Section 7.6Sale of Assets.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, convey, sell, lease, assign, transfer or otherwise dispose (collectively, a “Disposition”) of any of its assets, business or property (including Oil and Gas Properties) or, in the case of any Subsidiary Loan Party or Restricted Entity, any of such Subsidiary Loan Party’s or Restricted Entity’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person, except:

(a)the sale of Permitted Investments in the ordinary course of business;

(b)Dispositions made to the extent expressly permitted by Section 7.3;

(c)Investments made to the extent expressly permitted by Section 7.4;

(d)Dispositions of assets by (i) a Subsidiary Loan Party to the Borrower, (ii) the Borrower to a Subsidiary Loan Party and (iii) by a Subsidiary Loan Party to another Subsidiary Loan Party; provided, to the extent such transaction constitutes an Investment, such transaction must be expressly permitted by Section 7.4;

(e)the unwinding of any Hedging Transaction pursuant to its terms;

(f)Dispositions of inventory in the ordinary course of business;

(g)usual and customary leases of Oil and Gas Properties as a lessor pursuant to oil and gas mineral leases entered into in the ordinary course of business;

(h)any involuntary loss, damage or destruction of property;

(i)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(j)Dispositions of cash and cash equivalents in the ordinary course of business; and

(k)Sales of Oil and Gas Properties so long as (i) the aggregate amount of such sales does not exceed $40,000,000 over the term of this Agreement, (ii) the proceeds of such sale are treated as Net Cash Proceeds pursuant to Section 2.8 (and, in the case of a sale of Oil and Gas Properties by a Restricted Entity, such Restricted Entity shall cause the Borrower or the applicable Subsidiary Loan Party(ies), as applicable, that ultimately owns Capital Stock in such Restricted Entity to receive its share of the sales proceeds within three (3) Business Days following the consummation of such sale so that such sale proceeds can become Net Cash Proceeds under this Agreement on such date), (iii) no Default or Event of Default shall have occurred and be continuing or would result from such sale and after giving effect thereto, (iv) such sale is an arm’s length transaction and the Borrower, the Subsidiary Loan Party or the Restricted Entity, as applicable, party to such sale receives cash consideration not less than the fair market value of the assets being sold (as reasonably determined by the Borrower), and (v) in the case of a sale (or series of related sales) in an amount in excess of $7,500,000, the Borrower shall provide advance written notice of such sale (or series of related sales) not less than five (5) Business Days prior to such sale (or series of related sales); and

(l)Dispositions of other property having a fair market value not to exceed $5,000,000 in the aggregate in any twelve (12)-month period ending on the date of determination thereof.

Holdings will not Dispose of any of its Capital Stock in the Borrower and AllRoy GP to any Person.

Section 7.7Transactions with Affiliates.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower, such Subsidiary Loan Party or such Restricted Entity than could be obtained on an arm’s-length basis from unrelated third parties;

(b)transactions solely between or among Loan Parties (other than between Holdings, on the one hand, and the Borrower and/or any Subsidiary Loan Party, on the other hand);

(c)reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the board of directors (or a committee thereof) of Borrower, such Subsidiary Loan Party or such Restricted Entity; and

(d)any Restricted Payment permitted by Section 7.5.

Section 7.8Restrictive Agreements.

(a)The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower, any Subsidiary Loan Party or any Restricted Entity to create, incur or permit any Lien upon any of the Collateral to secure the Obligations, or (ii) the ability of the Borrower, any Subsidiary Loan Party or any Restricted Entity to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower, any Subsidiary Loan Party or any Restricted Entity, to Guarantee Indebtedness of the Borrower, any Subsidiary Loan Party or any Restricted Entity or to transfer any of its property or assets to the Borrower, any Subsidiary Loan Party or any Restricted Entity; provided that the foregoing shall not apply to restrictions or conditions imposed by law, the terms of the organizational documents of the Restricted Entities in effect on the Closing Date upon the completion of the Closing Date Acquisition, this Agreement or any other Loan Document or the AROP Indenture (as in effect on the Closing Date); provided, further, that notwithstanding anything in the foregoing proviso to the contrary, no restriction, prohibition or condition imposed by or arising under the AROP Indenture shall, in any event, prohibit, restrict, condition, delay or otherwise impair (A) the ability of the Borrower, any Subsidiary Loan Party or any Restricted Entity to comply with Section 5.11 or to otherwise make Restricted Payments to the Borrower or any Subsidiary Loan Party necessary to permit the timely deposit of cash and other items of payment into Controlled Accounts as required thereunder, (B) the obligation of the Borrower to make, or the ability of any Subsidiary Loan Party to fund, any mandatory prepayment required pursuant to Section 2.8 (including mandatory prepayments arising from Asset Sales, Recovery Events, Extraordinary Receipts or proceeds of Indebtedness or Capital Stock), or (C) the ability of the Borrower or any Subsidiary Loan Party to create, incur or suffer to exist any Lien on any of the Collateral in favor of the Administrative Agent to secure the Obligations or to execute and deliver any Collateral Document or other instrument required to grant or perfect such Liens.

(b)Holdings will not, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings to create, incur or permit any Lien upon any of the Collateral to secure the Obligations, or (ii) the ability of Holdings to Guarantee Indebtedness of the Borrower or any Subsidiary Loan Party; provided that the foregoing shall not apply to restrictions or conditions imposed by law, this Agreement or any other Loan Document or the AROP Indenture (as in effect on the Closing Date); provided, further, that notwithstanding anything in the foregoing proviso to the contrary, no restriction, prohibition or condition imposed by or arising under the AROP Indenture shall, in any event, prohibit, restrict, condition, delay or otherwise impair the ability of Holdings to (A) create, incur or suffer to exist any Lien on any of the Collateral in favor of the Administrative Agent to secure the Obligations or to execute and deliver any Collateral Document or other instrument required to grant or perfect such Liens or (B) Guarantee Indebtedness of the Borrower or any Subsidiary Loan Party as and to the extent required under any Loan Document.

Section 7.9Sale and Leaseback Transactions.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10Hedging Transactions.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or any Restricted Entities to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower, any Subsidiary Loan Party or any Restricted Entity is exposed in the conduct of its business or the management of its liabilities; provided that, any such Commodity Hedging Transaction entered into pursuant to this Section 7.10 shall not (i) cause the net aggregate notional volumes (when netted and aggregated with other Commodity Hedging Transactions then in effect) to exceed, as of the date such Commodity Hedging Transaction is entered into, for each full calendar month during the forthcoming sixty (60) full calendar months following such date, ninety percent (90%) of the reasonably anticipated production of oil, natural gas, and natural gas liquids, calculated separately, projected to be produced for the Borrower’s, such Subsidiary Loan Party’s or such Restricted Entity’s, as applicable, Oil and Gas Properties and (ii) have a tenor longer than sixty (60) months.  Solely for the avoidance of doubt, each of Holdings and the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower, any Subsidiary Loan Party or any of Restricted Entity is or may become obliged to make any payment (x) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (y) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11Amendment to Material Documents.  Holdings and the Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, amend, modify or waive any of its rights under (a) its certificate of incorporation, certificate of formation, bylaws, company agreement, partnership agreement or other organizational documents or (b) any Material Agreements, except, in each case, in any manner that would not have a Material Adverse Effect.

Section 7.12Accounting Changes.  Neither Holdings nor the Borrower will, nor will Holdings or the Borrower permit any Subsidiary Loan Parties or Restricted Entities to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity.

Section 7.13Sanctions and Anti-Corruption Laws.  Neither Holdings nor the Borrower will, nor will Holdings or the Borrower permit any Subsidiary Loan Parties, Restricted Entities or Unrestricted Subsidiaries to, request any Loan or, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, (ii) in any other manner  that would result in a violation of Sanctions by  any Person (including any Person participating in the Loans, whether as the Arranger, the Administrative Agent, any Lender, underwriter, advisor, investor or otherwise), or (iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money  or anything else of value to any Person in violation of applicable Anti-Corruption Laws.

Section 7.14Outbound Investment Rules.  Holdings and the Borrower will not, and will not permit any Subsidiary Loan Parties or Restricted Entities to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or  transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 7.15Foreign Subsidiaries.  The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary Loan Parties or Restricted Entities to, form or acquire any Foreign Subsidiaries.

Article VIII

EVENTS OF DEFAULT

Section 8.1Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under paragraph (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)any representation or warranty made or deemed made by, on behalf of or with respect to Holdings, the Borrower, any Subsidiary Loan Parties or any Restricted Entities in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)Holdings or the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1, Section 5.2, Section 5.3 (with respect to Holdings’ and the Borrower’s legal existence) or Section 5.11(b) or Article VI or VII; or

(e)any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in paragraphs (a), (b) and (d) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any Responsible Officer of Holdings or the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)(i) Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entities (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof as a result of a default or event of default thereunder or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedging Transaction) resulting from (A) any event of default under such Hedging Transaction as to which Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge  Termination Value owed by Holdings, the Borrower, such Subsidiary Loan Party or such Restricted Entity as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity is an Affected Party (as so defined) and the Hedge Termination Value owed by Holdings, the Borrower, such Subsidiary Loan Party or such Restricted Entity as a result thereof is greater than the Threshold Amount and is not paid; or

(g)Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Holdings, the Borrower, such Subsidiary Loan Party or such Restricted Entity or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)(i) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding the Threshold Amount that could reasonably be expected to result in a Material Adverse Effect, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding the Threshold Amount that could reasonably be expected to result in a Material Adverse Effect; or

(k)any judgment, writ, warrant of attachment or similar process involving an amount in excess of the Threshold Amount in the aggregate shall be rendered against Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, that any such judgment, writ, warrant of attachment or similar process shall not be an Event of Default under this Section 8.1(k) if and for so long as (A) the amount of such judgment, writ, warrant of attachment or similar process is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least “A” by A.M. Best Company at the time such insurance policy is issued to Holdings, the Borrower, such Subsidiary Loan Party or such Restricted Entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment, writ, warrant of attachment or similar process; or

(l)any non-monetary judgment or order shall be rendered against Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(m)a Change in Control shall occur or exist; or

(n)any provision of any Guaranty and Security Agreement or any other Loan Document shall for any reason (other than pursuant to the terms hereof or thereof) cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligations under any Guaranty and Security Agreement or any other Loan Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or

(o)any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party or Restricted Entity (with respect to a Lien purported to be created with respect to the Capital Stock of such Restricted Entity)  not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents (other than by reason of a release of Collateral in accordance with the terms hereof or any other applicable Loan Document);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either paragraph (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower.  Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of Section 10.2 notwithstanding (i) any attempted cure or other action taken by Holdings, the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of Section 10.2).

Section 8.2Application of Proceeds from Collateral.  All proceeds from each Disposition of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)second, to the fees, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)fifth, to the aggregate outstanding principal amount of the Loans, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, Bank Product Obligations and Hedging Obligations; and

(f)sixth, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares.

Notwithstanding the foregoing, (i) no amount received from any Guarantor (including any proceeds of any Disposition of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (ii) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be.  Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX

THE ADMINISTRATIVE AGENT

Section 9.1Appointment of the Administrative Agent.

(a)Each Lender irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b)It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2Nature of Duties of the Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of Holdings or the Borrower.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Group Member or any of their respective Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its branches or Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by Holdings, the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for Holdings and the Borrower) concerning all matters pertaining to such duties.

Section 9.3Lack of Reliance on the Administrative Agent.  Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other

Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking any action under or based on this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender represents and warrants to the Administrative Agent that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of investing in the general performance or operations of Holdings or the Borrower or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities laws.  Each Lender represents and warrants to the Administrative Agent that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Each of the Lenders acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.

Section 9.4Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for Holdings and the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its branches and Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, the Borrower or any other Group Member or any Subsidiary or Affiliate of Holdings, the Borrower or such other Group Member as if it were not the Administrative Agent hereunder.

Section 9.7Successor Administrative Agent.

(a)The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed) provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 9.8Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9The Administrative Agent May File Proofs of Claim.

(a)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Holdings or the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of such Lender all Loan Documents (including the Collateral Documents and any intercreditor and subordination agreements) other than this Agreement.

Section 9.11Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Payment in Full, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

(b)to release any Guarantor if 100% of the Capital Stock of such Guarantor is sold in a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized (and shall upon the reasonable request of the Borrower), at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of

Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12No Other Duties, Etc.  Anything herein to the contrary notwithstanding, the Arranger shall have no powers, duties or obligations whatsoever in such capacity under this Agreement or any of the other Loan Documents, and shall incur no liability hereunder or thereunder in such capacity, but such Person shall have the benefit of the indemnities provided for hereunder.

Section 9.13Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Holdings, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such Disposition.

Section 9.14Secured Bank Product Obligations and Hedging Obligations.  No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

Section 9.15Erroneous Payments.

(a)If the Administrative Agent notifies a Lender or any other Secured Party, or any Person who has received funds on behalf of a Lender or any other Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding paragraph (a), each Lender, each Secured Party, or any other Person who has received funds on behalf of a Lender or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.15(b).

(c)Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding paragraph (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding paragraph (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.  The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf).  For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the Payment in Full.

Article X

MISCELLANEOUS

Section 10.1Notices.

(a)Written Notices.

(i)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(A)if to Holdings, the Borrower or the Administrative Agent, to the address or facsimile number specified for such Person on Schedule 10.1 or to such other address or facsimile number as shall be designated by such party in a notice to the other parties hereto; and

(B)if to any other Lender, to the address or facsimile number in its Administrative Questionnaire.

(ii)Any agreement of the Administrative Agent or any Lender herein to receive certain notices by telephone is solely for the convenience and at the request of the Borrower.  The Administrative Agent and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or any Lender in reliance upon such telephonic notice.  The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent or any Lender to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent and such Lender to be contained in any such telephonic notice.

(b)Electronic Communications.

(i)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication.  The Administrative Agent, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(iii)Each of Holdings and the Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system.

(iv)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications.  “Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(c)Telephonic Notices.  In the case of any notices or other communications expressly permitted hereunder to be given by telephone, such notice shall be made (i) if to Holdings, the Borrower, or the Administrative Agent, to the applicable telephone number set forth on Schedule 10.1 and (ii) if to any other Lender, to the telephone number in its Administrative Questionnaire.

(d)Public Information.  Each of Holdings and the Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings, the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each of Holdings and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower

Materials that may be distributed to Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, Holdings and the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

(e)All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in paragraph (b) above and effective as provided in such paragraph; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person.  In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

Section 10.2Waiver; Amendments.

(a)No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between Holdings, the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by Holdings or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Holdings and the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit

(solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.7 (subject to the terms of Section 2.17) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to Holdings or the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.1 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.17, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

(b)Except as otherwise provided in this Agreement, including as provided in Section 2.12 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Engagement Letter), nor consent to any departure by Holdings or the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Holdings, the Borrower and the Required Lenders, or Holdings, the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)increase the Commitment of any Lender without the written consent of such Lender;

(ii)reduce the principal amount of any Loan or reduce the rate of interest thereon (other than to waive any Default or Event of Default or obligation of the Borrower to pay Default Interest, which shall only require the consent of the Required Lenders), or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby;

(iii)postpone the date fixed for any payment (other than a mandatory prepayment) of any principal of, or interest on, any Loan or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination of any Commitment, without the written consent of each Lender affected thereby;

(iv)(A) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, (B) change Section 8.2 in a manner that would alter the pro rata sharing of payments or the order of application required thereby or (C) change any other provision of this Agreement or any of the other Loan Documents that addresses the matters described in clause (A) or (B) or permit any action which would directly or indirectly have the effect of amending any of the provisions described in this clause (iv), in each case without the written consent of each Lender;

(v)change any of the provisions of this paragraph (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender;

(vi)release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under any Guaranty and Security Agreement, without the written consent of each Lender;

(vii)release all or substantially all Collateral securing any of the Obligations, without the written consent of each Lender; or

(viii)subordinate, or have the effect of subordinating, (A) the Obligations to any other Indebtedness or (B) except as otherwise permitted under Section 9.11 (as in effect on the Closing Date), the Liens securing the Obligations to Liens securing other Indebtedness, in each case, without the written consent of each Lender affected thereby;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Holdings, the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of Holdings and the Borrower only, amend, modify or supplement any Loan Document to cure any obvious error, ambiguity, omission, mistake, defect or inconsistency or any error or omission of a technical nature.

Section 10.3Expenses; Indemnification.

(a)The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates and (ii) all out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel, but excluding allocated overhead cost of the Administrative Agent and the Lenders and their Affiliates) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, but excluding allocated overhead cost of the Administrative Agent, and the Lenders and their Affiliates), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any other Related Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity, or any Environmental Liability related in any way to Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (1) the gross negligence or willful misconduct of such Indemnitee or (2) a claim brought by Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (y) result from any claim not involving an act or omission of Holdings, the Borrower, any Subsidiary Loan Party or any Restricted Entity and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such).

(c)The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under paragraph (a), (b) or (c) above, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (in accordance with its respective Loan determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e)To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof; provided that nothing in this paragraph (e) shall relieve Holdings or the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(f)All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

(iv)Assignment and Acceptance.  The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.16(e).

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) Holdings, the Borrower, any other Group Member, any Unrestricted Subsidiary or any of Holdings’, the Borrower’s, such other Group Member’s or such Unrestricted Subsidiary’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.  If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(d)Any Lender may at any time, without the consent of, or notice to, Holdings, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, Holdings, the Borrower, any other Group Member, any Unrestricted Subsidiary or any of Holdings’, the Borrower’s, such other Group Member’s or such Unrestricted Subsidiary’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination of any Commitment; (iv) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under any Guaranty and Security Agreement; or (vii) release all or substantially all of the Collateral.  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)A Participant shall not be entitled to receive any greater payment under Sections 2.14 and 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(e) and 2.16(f) as though it were a Lender.

(f)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York.

(b)Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings or the Borrower or its properties in the courts of any jurisdiction or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b) and 5-116(b), ISP Rule 2.02 and URDG 758 Article 3(a).

(c)Each of Holdings and the Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7Right of Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Holdings, the Borrower and each Subsidiary Loan Party at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20(a) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by Holdings, the Borrower or any Subsidiary Loan Party to such Lender.

Section 10.8Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Engagement Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9Survival.  All covenants, agreements, representations and warranties made by Holdings and the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid.  The provisions of Sections 2.14, 2.15, 2.16, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the Payment in Full.

Section 10.10Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11Confidentiality.  Each of the Administrative Agent and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to Holdings, the Borrower or any other Group Member or any of their respective businesses, to the extent designated in writing as confidential and provided to it by Holdings, the Borrower or any other Group Member, other than any such information that is available to the Administrative Agent or such Lender on a non-confidential basis prior to disclosure by Holdings, the Borrower or any other Group Member, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or such Lender including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than Holdings, the Borrower or any other Group Member, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this

Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, (ix) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (x) with the consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

The Arranger may, at its own expense, place customary tombstone announcements and advertisements or otherwise publicize its engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing its services hereunder.  In addition, the Administrative Agent, the Lenders and the Arranger may disclose the existence of this Agreement and information about this Agreement to market data collectors and similar service providers to the lending industry, which information may consist of deal terms and other information customarily found in Gold Sheets and similar industry publications.

For the avoidance of doubt, nothing in this Section 10.11 shall prohibit or impede any Person from voluntarily disclosing or providing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.

Section 10.12Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts which may be treated as interest on such Loan or other Obligation under any Requirement of Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender or other Person holding such Loan or other Obligation in accordance with Requirements of Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other Obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender or other Person.

Section 10.13Waiver of Effect of Corporate Seal.  Each of Holdings and the Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by Holdings and the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14Patriot Act and Beneficial Ownership Regulation.  The Administrative Agent and each Lender hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the

Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

Section 10.15No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16Electronic Signatures.  The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.17Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.18Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.19Acknowledgment Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.20Non-Recourse to the General Partner and Associated Persons.  Each of the Administrative Agent and each Lender agrees on behalf of itself and its successors, assigns and legal representatives, that neither Alliance Resource Management GP, LLC nor MGP II, LLC (collectively, the “Holdings’ General Partners”) nor any Person (in each case other than the Loan Parties) which is a partner, shareholder, member, owner, officer, director, supervisor, trustee or other principal (collectively, “Associated Persons”) of a Loan Party, or any of their respective successors or assigns, shall have any personal liability for the payment or performance of any of the Borrower’s or Guarantors’ obligations hereunder or under any of the Loan Documents and no monetary or other judgment shall be sought or enforced against the Holdings’ General Partners or any of such Associated Persons or any of their respective successors or assigns. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed barred by this Section 10.20 from asserting any claim against any Person based upon an allegation of fraud or misrepresentation.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALLIANCE RESOURCE PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC
Its:	General Partner

	By:	/s/ Michael P. Huigens

	Name:	Michael P. Huigens
	Title:	Vice-President – Corporate Finance and Treasurer

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	MGP II, LLC
Its:	Managing General Partner

	By:	/s/ Michael P. Huigens

	Name:	Michael P. Huigens
	Title:	Vice President – Corporate Finance and Treasurer

ALLIANCE MINERALS, LLC

By:	/s/ Michael P. Huigens

	Name:	Michael P. Huigens
	Title:	Vice President – Corporate Finance and Treasurer

Signature Page to Credit Agreement

TRUIST BANK, as the Administrative Agent and a Lender

By:	/s/ William Rutkowski

	Name:	Williams Rutkowski
	Title:	Director

Signature Page to Credit Agreement

SCHEDULE I

Applicable Margin

Pricing Level	Principal Amount of Loan Outstanding	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	Greater than or equal to $99,000,000	2.25% per annum	1.25% per annum
II	Less than $99,000,000, but greater than or equal to $49,500,000	2.00% per annum	1.00% per annum
III	Less than $49,500,000	1.75% per annum	0.75% per annum

SCHEDULE II

Commitment Amounts

Lender	Commitment Amount
Truist Bank	$150,000,000
Total	$150,000,000

SCHEDULE III

Closing Date Acquisition Agreement

1.	AllDale III
A.

Subscription Agreement for Partnership Interest in AllDale Minerals III, LP and Membership Interest in AllDale Minerals Management III, LLC, dated effective as of June 4, 2026, by and among Alliance Minerals, LLC, AllDale Minerals III, LP, AllDale Minerals Management III, LLC and Dale Operating Company.

B.

Subscription Agreement for Partnership Interest in AllDale Minerals III, LP, dated effective as of June 4, 2026, by and among CC OilPlay LLC, AllDale Minerals III, LP, AllDale Minerals Management III, LLC and Dale Operating Company.

C.

Subscription Agreement for Partnership Interest in AllDale Minerals III, LP, dated effective as of June 4, 2026, by and among Joseph W. Craft III Foundation, AllDale Minerals III, LP, AllDale Minerals Management III, LLC and Dale Operating Company.

D.	First Amendment to the Third Amended and Restated Limited Partnership Agreement of AllDale Minerals III, LP, dated effective as of July 1, 2026.
E.	First Amendment to the Second Amended and Restated Limited Liability Company Agreement of AllDale Minerals Management III, LLC, dated effective as of July 1, 2026.
F.

Contribution and Exchange Agreement, dated July 1, 2026, by and among AllDale Minerals Management III, LLC, AllDale Minerals III, LP, Alliance Minerals, LLC, KC-AllDale, LLC,  the Joseph W. Craft III Foundation, CC OilPlay LLC, and AllRoy GP, LLC.

G.	Fourth Amended and Restated Agreement of Limited Partnership AllDale Minerals III, LP dated July 1, 2026.
2.	AllDale IV
A.

Subscription Agreement for Partnership Interest in AllDale Minerals IV, LP and Membership Interest in AllDale Minerals Management IV, LLC, dated effective as of June 4, 2026, by and among Alliance Minerals, LLC, AllDale Minerals IV, LP, AllDale Minerals Management IV, LLC, and Dale Operating Company.

B.	Second Amendment to the First Amended and Restated Limited Partnership Agreement of AllDale Minerals IV, LP, dated effective as of July 1, 2026.
C.	First Amendment to the First Amended and Restated Limited Liability Company Agreement of AllDale Minerals Management IV, LLC, dated effective as of July 1, 2026.
D.	Contribution and Exchange Agreement, dated July 1, 2026, by and among AllDale Minerals Management IV, LLC, AllDale Minerals IV, LP, Alliance Minerals, LLC, KC-AllDale IV, LLC, and AllRoy GP, LLC.
E.	Second Amended and Restated Agreement of Limited Partnership AllDale Minerals IV, LP, dated July 1, 2026.

SCHEDULE 4.5

Environmental Matters

None.

SCHEDULE 4.14

Borrower, Subsidiary Loan Parties and Restricted Entities

PART 1

Name of Entity	Jurisdiction of Organization	Type of Entity	Credit Agreement Classification	Authorized, Issued and Outstanding Capital Stock
Alliance Minerals, LLC	Delaware	Limited Liability Company	Borrower	100% membership interest held by Alliance Resource Operating Partners, L.P.
Alliance Royalty, LLC	Delaware	Limited Liability Company	Subsidiary Loan Party	100% membership interest held by Alliance Minerals, LLC
AllRoy GP, LLC	Delaware	Limited Liability Company	Subsidiary Loan Party	100% membership interest held by Alliance Resource Partners, L.P.
AR Midland, LP	Delaware	Limited Partnership	Subsidiary Loan Party	9,999 LP Units (representing a 99.99% Percentage Interest) held by Alliance Royalty, LLC 1 GP Unit (representing a 0.01% Percentage Interest) held by AllRoy GP, LLC
CavMM, LLC	Delaware	Limited Liability Company	Subsidiary Loan Party	100% membership interest held by AllRoy GP, LLC

Cavalier Minerals JV, LLC	Delaware	Limited Liability Company	Restricted Entity

0% non-economic, managing member interest held by CavMM, LLC

9,600 Units (representing a 96.00% Percentage Interest) held by Alliance Minerals, LLC

400 Units (representing a 4.00% Percentage Interest) held by a Person other than ARLP or a Subsidiary of ARLP

25% Profits Interest held by a Person other than ARLP or a Subsidiary of ARLP

AllDale Minerals, LP	Texas	Limited Partnership	Restricted Entity	0.01% general partner interest held by AllRoy GP, LLC 71.66% limited partner interest held by Cavalier Minerals JV, LLC 28.33% limited partner interest held by Alliance Royalty, LLC
AllDale Minerals II, LP	Texas	Limited Partnership	Restricted Entity	0.01% general partner interest held by AllRoy GP, LLC 72.81% limited partner interest held by Cavalier Minerals JV, LLC

Sch 4.14 -2

27.18% limited partner interest held by Alliance Royalty, LLC
AllDale Minerals III, LP*	Texas	Limited Partnership	Restricted Entity	0% general partner interest held by AllRoy GP, LLC 46.92% limited partner interest held by Alliance Minerals, LLC 53.08% limited partner interests held by Persons other than ARLP or a Subsidiary of ARLP
AllDale Minerals IV, LP*	Texas	Limited Partnership	Restricted Entity

0% general partner interest held by AllRoy GP, LLC

78.573% limited partner interest held by Alliance Minerals, LLC

21.427% limited partner interests held by Persons other than ARLP or a Subsidiary of ARLP

Orchid AD3, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals III, LP

Sch 4.14 -3

Arbala AD3, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals III, LP
North Fork AD3, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals III, LP
Tundra AD3 GP, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals III, LP
Tundra AD3, LP*	Texas	Limited Partnership	Restricted Entity	0% general partner interest held by Tundra AD3 GP, LLC 100% limited partner interest held by AllDale Minerals III, LP
Ranchito AD4, LP*	Texas	Limited Partnership	Restricted Entity	0% general partner interest held by Ranchito AD4 GP, LLC 100% limited partner interest held by AllDale Minerals IV, LP
Ranchito AD4 GP, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals IV, LP
Herrera AD4, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals IV, LP
Ojeda AD4, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals IV, LP

Sch 4.14 -4

Calle Doce AD4, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals IV, LP
Avila AD4, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals IV, LP
Maudie AD4 GP, LLC*	Texas	Limited Liability Company	Restricted Entity	100% membership interest held by AllDale Minerals IV, LP
Maudie AD4, LP*	Texas	Limited Partnership	Restricted Entity	0% general partner interest held by Maudie AD4 GP, LLC 100% limited partner interest held by AllDale Minerals IV, LP
AllDale Minerals Management III, LLC**	Texas	Limited Liability Company		80.044% membership interest held by Alliance Minerals, LLC 19.956% membership interests held by a Person other than ARLP or a Subsidiary of ARLP
AllDale Minerals Management IV, LLC**	Texas	Limited Liability Company		55.592% membership interest held by Alliance Minerals, LLC 44.408% membership interests held by a Person other than ARLP or a Subsidiary of ARLP

*Such entity and the ownership thereof is pro forma after giving effect to the consummation of the Closing Date Acquisition on the Closing Date.

Sch 4.14 -5

**Such entity and the ownership thereof is pro forma after giving effect to the consummation of the Closing Date Acquisition on the Closing Date.  Control and majority ownership of each of AllDale Minerals Management III, LLC and AllDale Minerals Management IV, LLC (collectively, the “Exiting GPs”) is being acquired by Borrower in the Closing Date Acquisition.  On the Closing Date and as part of the Closing Date Acquisition, (i) substantially all of the assets of the Exiting GPs (composed of general partner interests in AllDale III and AllDale IV) will be converted to limited partner interests in AllDale III and AllDale IV and distributed to the Exiting GPs’ members (including Alliance Minerals, LLC), resulting in the ownership of AllDale III and AllDale IV reflected in this table and (ii) the Exiting GPs will withdraw as general partners of AllDale III and AllDale IV and be replaced by AllRoy GP as the sole general partner of AllDale III and AllDale IV.  After the Closing Date Acquisition, the Exiting GPs will have de minimis assets.  The Exiting GPs will be dissolved after the Closing Date and not be treated as Subsidiaries or Restricted Entities under the Credit Agreement.

PART 2

The membership interests and Units in Cavalier Minerals JV, LLC are subject to a 25% Profits Interest pursuant to the Cavalier Minerals JV, LLC Second Amended and Restated Limited Liability Company Agreement.

Sch 4.14 -6

SCHEDULE 4.16

Deposit and Disbursement Accounts

Loan Party	Credit Agreement Classification	Account Type	Controlled or Excluded Account	Bank	Bank Address	Bank Telephone	Account Number
Alliance Minerals, LLC	Borrower	Deposit Account	Controlled Account	BOKF, N.A.	1 Williams Center Tulsa, OK 74172	918-588-6010	209987100
Alliance Minerals, LLC	Borrower	Investment Account	Controlled Account	BOK Financial Securities, Inc.	BOK Tower Plaza SE PO Box 2300 Tulsa, OK 74192	918-588-6067	34182 Fund#506
Alliance Royalty, LLC	Subsidiary Loan Party	Deposit Account	Controlled Account	BOKF, N.A.	1 Williams Center Tulsa, OK 74172	918-588-6010	209992666
Alliance Royalty, LLC	Subsidiary Loan Party	Investment Account	Controlled Account	BOK Financial Securities, Inc.	BOK Tower Plaza SE PO Box 2300 Tulsa, OK 74192	918 588-6067	34519 Fund#506
AllRoy GP, LLC	Subsidiary Loan Party	Deposit Account	Controlled Account	BOKF, N.A.	1 Williams Center Tulsa, OK 74172	918-588-6010	209994723
Cavalier Minerals JV, LLC	Restricted Entity	Deposit Account	Excluded Account	BOKF, N.A.	1 Williams Center Tulsa, OK 74172	918-588-6010	x3979
AllDale Minerals, L.P.	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x1106

AllDale Minerals II, L.P.	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x2047
AllDale Minerals III, LP	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x0382
AllDale Minerals III, LP	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x1125
AllDale Minerals III, LP	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x1596
AllDale Minerals Management III, LLC*		Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x1216
AllDale Minerals IV, LP	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x1126
AllDale Minerals IV, LP	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x1619
AllDale Minerals IV, LP	Restricted Entity	Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x9670
AllDale Minerals Management IV, LLC*		Deposit Account	Excluded Account	Texas Capital Bank	2000 McKinney Ave., Suite 700 Dallas, TX 75201	214-932-6600	x9662

* Current accounts of AllDale Minerals Management III, LLC and AllDale Minerals Management IV, LLC.  See note in Schedule 4.14 regarding dissolution of these entities.

Sch. 4.16 - 2

SCHEDULE 4.19

Material Agreements

Material Indebtedness

1.	AROP Indenture.

Indenture, dated June 12, 2024, among AROP and Alliance Resource Finance Corporation, as issuers, ARLP, the guarantors party thereto and Computershare Trust Company, N.A., as trustee.

2.	Coal Business Bank Credit Facility.

Amendment No. 1, dated as of June 12, 2024, to Credit Agreement, dated as of January 13, 2023, by and among Alliance Coal, LLC, as Borrower, AROP, ARLP, UC Coal, LLC, UC Mining, LLC, UC Processing, LLC and MGP II, LLC, as Additional Alliance Entities, the Initial Lenders, Initial Issuing Banks and Swing Line Bank named therein, PNC Bank, National Association, as Administrative Agent, and the other parties thereto (the “CoalCo Credit Agreement”).  Pledge Agreement, dated as of January 13, 2023, among AROP, MGP II, LLC and PNC Bank, National Association, as Collateral Agent, respecting the CoalCo Credit Agreement.

3.	Coal Business Securitized Receivables Facility.
A.	Performance Guaranty, dated as of January __, 2026, made by ARLP in favor of PNC Bank, National Association.
B.

Purchase and Sale Agreement, dated December 5, 2014, by and among AROP, as Buyer, Alliance Coal, LLC and other subsidiaries of AROP, as amended by First Amendment to Purchase and Sale Agreement, dated January 17, 2018, and Second Amendment to Purchase and Sale Agreement, dated January 14, 2022.

C.

Sale and Contribution Agreement, dated December 5, 2014, by and among AROP, as Transferor, and AROP Funding, LLC, as the Company, as amended by First Amendment to Sale and Contribution Agreement, dated January 17, 2018.

4.	Loan from Alliance Minerals.

Third Amended and Restated Credit Agreement, dated as of February 10, 2026, between AROP, as borrower, and Alliance Minerals, LLC, as lender, respecting a revolving line of credit of up to $200,000,000, and Form of Third Amended and Restated Promissory Note made by AROP, payable to the order of Alliance Minerals, LLC in the maximum principal amount of $200,000,000.

5.	Coal Business Equipment Lease.

Master Lease Guaranty, dated February 28, 2024, delivered by ARLP and AROP in favor of PNC Bank, National Association.

Closing Date Acquisition Agreements

3.	AllDale III
H.	Subscription Agreement for Partnership Interest in AllDale Minerals III, LP and Membership Interest in AllDale Minerals Management III, LLC, dated effective as of June 4, 2026, by and among Alliance Minerals, LLC, AllDale Minerals III, LP, AllDale Minerals Management III, LLC and Dale Operating Company.

I.

Subscription Agreement for Partnership Interest in AllDale Minerals III, LP, dated effective as of June 4, 2026, by and among CC OilPlay LLC, AllDale Minerals III, LP, AllDale Minerals Management III, LLC and Dale Operating Company.

J.

Subscription Agreement for Partnership Interest in AllDale Minerals III, LP, dated effective as of June 4, 2026, by and among Joseph W. Craft III Foundation, AllDale Minerals III, LP, AllDale Minerals Management III, LLC and Dale Operating Company.

K.	First Amendment to the Third Amended and Restated Limited Partnership Agreement of AllDale Minerals III, LP, dated effective as of July 1, 2026.
L.	First Amendment to the Second Amended and Restated Limited Liability Company Agreement of AllDale Minerals Management III, LLC, dated effective as of July 1, 2026.
M.

Contribution and Exchange Agreement, dated July 1, 2026, by and among AllDale Minerals Management III, LLC, AllDale Minerals III, LP, Alliance Minerals, LLC, KC-AllDale, LLC,  the Joseph W. Craft III Foundation, CC OilPlay LLC, and AllRoy GP, LLC.

N.	Fourth Amended and Restated Agreement of Limited Partnership AllDale Minerals III, LP dated July 1, 2026.
4.	AllDale IV
F.

Subscription Agreement for Partnership Interest in AllDale Minerals IV, LP and Membership Interest in AllDale Minerals Management IV, LLC, dated effective as of June 4, 2026, by and among Alliance Minerals, LLC, AllDale Minerals IV, LP, AllDale Minerals Management IV, LLC, and Dale Operating Company.

G.	Second Amendment to the First Amended and Restated Limited Partnership Agreement of AllDale Minerals IV, LP, dated effective as of July 1, 2026.
H.	First Amendment to the First Amended and Restated Limited Liability Company Agreement of AllDale Minerals Management IV, LLC, dated effective as of July 1, 2026.
I.	Contribution and Exchange Agreement, dated July 1, 2026, by and among AllDale Minerals Management IV, LLC, AllDale Minerals IV, LP, Alliance Minerals, LLC, KC-AllDale IV, LLC, and AllRoy GP, LLC.
J.	Second Amended and Restated Agreement of Limited Partnership AllDale Minerals IV, LP, dated July 1, 2026.

Sch. 4.19 - 2

SCHEDULE 7.1

Existing Indebtedness

1.	The Borrower and Subsidiary Loan Parties are guarantors of the AROP Notes pursuant to the AROP Indenture.

SCHEDULE 7.2

Existing Liens

None.

SCHEDULE 7.4

Existing Investments

1.

Loans made pursuant to that certain Third Amended and Restated Credit Agreement, dated as of February 10, 2026, between AROP, as borrower, and Alliance Minerals, LLC, as lender, respecting a revolving line of credit of up to $200,000,000, and Form of Third Amended and Restated Promissory Note made by AROP, payable to the order of Alliance Minerals, LLC in the maximum principal amount of $200,000,000.

2.

Investments by Borrower, the Subsidiary Loan Parties and the Restricted Entities as of the date hereof and immediately after giving effect to the Closing Date Acquisition as reflected on Schedule 4.14 hereto and incorporated by reference.

SCHEDULE 10.1

Address for Notices

Holdings:	Alliance Resource Partners, L.P.
1717 South Boulder Avenue
Suite 400
Tulsa, OK 74119
Attention: Michael P. Huigens, VP – Corporate Finance and Treasurer
Facsimile number: (918) 295-7324
Email address: Mike.Huigens@arlp.com
Telephone number: (918) 295-7623

Alliance Resource Operating Partners, L.P.
1717 South Boulder Avenue
Suite 400
Tulsa, OK 74119
Attention: Michael P. Huigens, VP – Corporate Finance and Treasurer
Facsimile number: (918) 295-7324
Email address: Mike.Huigens@arlp.com
Telephone number: (918) 295-7623

Borrower:	Alliance Minerals, LLC
1717 South Boulder Avenue
Suite 400
Tulsa, OK 74119
Attention: Michael P. Huigens, VP – Corporate Finance and Treasurer
Facsimile number: (918) 295-7324
Email address: Mike.Huigens@arlp.com
Telephone number: (918) 295-7623

with a copy to, for both Holdings and Borrower:
Alliance Resource Partners, L.P.
1146 Monarch Street
Suite 350
Lexington, KY 40513
Attention: R. Eberley Davis, General Counsel
Facsimile number: (859) 223-3057
Email address: Eb.Davis@arlp.com
Telephone number: (859) 685-6304

Administrative Agent:	Truist Bank
740 Battery Ave. SE
Atlanta, Georgia 30339
Attention: Alliance Minerals LLC Portfolio Manager
Email address: william.rutkowski@truist.com

Telephone number: 404-316-9275

With a copies to (for Information purposes only):

Truist Bank

Complex Bilateral Servicing

2713 Forest Hills Rd SW/2nd Floor

Wilson, NC 27893

Attention: Complex Servicing Manager

Email address: ClientLoanServicing.CIB@truist.com

Telephone number: 252-296-0564

and

Haynes and Boone, LLP
1221 McKinney, Suite 4000
Houston, TX 77010
Attention: Kraig Grahmann
Facsimile Number: 713-236-5524
Email address: kraig.grahmann@haynesboone.com
Telephone number: 713-547-2048

EXHIBIT A

Form of Assignment and Acceptance

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement identified below (including any guarantees included therein) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower:	Alliance Minerals, LLC
4.	Administrative Agent:	Truist Bank, as the Administrative Agent under the Credit Agreement
5.	Credit Agreement:

The Credit Agreement dated as of July 1, 2026, among Alliance Resource Partners, L.P., Alliance Resource Operating Partners, L.P., Alliance Minerals, LLC, the Lenders parties thereto, and Truist Bank, as the Administrative Agent.

[1]	Select as applicable.

6.	Assigned Interest:

Aggregate Maximum Commitment for all Lenders	Amount of Maximum Commitment Assigned	Percentage Assigned of Maximum Commitment
$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Guarantors and their respective Subsidiaries or Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Name:
Title:

[Consented to and][2] Accepted:

TRUIST BANK, as Administrative Agent

By:
Name:
Title:

[Consented to and][3] Accepted:

ALLIANCE MINERALS, LLC

By:
Name:
Title:

[2]	To be added only if the consent of the Administrative Agent is required by Section 10.4(b) of the Credit Agreement.
[3]	To be added only if the consent of the Borrower is required by Section 10.4(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Guarantors or their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the Guarantors or their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

Form of Compliance Certificate

[Date]

To:	Truist Bank, as Administrative Agent

740 Battery Ave. SE

Atlanta, Georgia 30339

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of July 1, 2026 (as amended and in effect on the date hereof, the “Credit Agreement”), among Alliance Minerals, LLC (the “Borrower”), the lenders named therein, Holdings, and Truist Bank, as the Administrative Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

I, __________________, being the duly elected and qualified, and acting in my capacity as chief financial officer of Holdings and the Borrower, hereby certify to the Administrative Agent and each Lender as follows:

1.The consolidated condensed balance sheets and the related statements of income and cash flows of the Borrower and its Subsidiaries attached hereto for the fiscal [quarter][year] ending ____________________ fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at the end of such fiscal [quarter][year] on a consolidated basis, in accordance with generally accepted accounting principles consistently applied (subject, in the case of such quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes).

2.The calculations set forth in Attachment 1 are computations of the financial covenants set forth in Article VI of the Credit Agreement calculated from the financial statements referenced in clause 1 above in accordance with the terms of the Credit Agreement.

3.As of the date hereof, no Default or Event of Default exists.

4.To the extent applicable, the Borrower, the Subsidiary Loan Parties and their respective Subsidiaries have complied with all the terms and provisions of Section 302(a) of the Sarbanes-Oxley Act as in effect on the date hereof.

By:
Name:

Title:	Chief Financial Officer

Attachment to Compliance Certificate

EXHIBIT C

Form of Notice of Conversion/Continuation

Truist Bank,

as Administrative Agent

for the Lenders referred to below

740 Battery Ave. SE

Atlanta, Georgia 30339

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 1, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the undersigned, as Borrower, the lenders named therein, Holdings, and Truist Bank, as the Administrative Agent.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Notice of Conversion/Continuation and the Borrower hereby requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby:

(A)	Borrowing to which this request applies: ______________________
(B)	Principal amount of Borrowing to be converted/continued: ______________________
(C)	Effective date of election (which is a Business Day [or a U.S. Government Securities Business Day]4): ______________________
(D)	Interest rate basis: ______________________
(E)	Interest Period: ______________________

Very truly yours,

ALLIANCE MINERALS, LLC

By:

Name:
Title:

[4]	Use for SOFR Borrowing.

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 1, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliance Minerals, LLC, as Borrower, Truist Bank, as the Administrative Agent, Holdings and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date:	, 20[ ]

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 1, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliance Minerals, LLC, as Borrower, Truist Bank, as the Administrative Agent, Holdings, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date:	, 20[ ]

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 1, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliance Minerals, LLC, as Borrower, Truist Bank, as the Administrative Agent, Holdings, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date:	, 20[ ]

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 1, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliance Minerals, LLC, as Borrower, Truist Bank, as the Administrative Agent, Holdings, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date:	, 20[ ]